UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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AMGEN INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Kevin W. Sharer

Chairman of the Board, Chief Executive

Officer and President

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, CA 91320-1799

March 26, 2003

DEAR STOCKHOLDER:

You are invited to attend the Annual Meeting of Stockholders of Amgen Inc. to be held on Thursday, May 15, 2003, at 10:30 A.M., local time, at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado 80021.

At this year’s meeting you will be asked to: (i) elect four directors; (ii) approve an amendment to the Company’s Amended and Restated 1991 Equity Incentive Plan (the “1991 Plan”); (iii) ratify the selection of the Company’s independent auditors; and (iv) transact such other business as may properly come before the meeting or any adjournment thereof, including the consideration of a stockholder proposal if such proposal is properly presented at the meeting. The accompanying Notice of Meeting and proxy statement describe these matters. We urge you to read this information carefully.

Your Board of Directors unanimously believes that election of its nominees for directors, approval of the amendment to the 1991 Plan and ratification of its selection of independent auditors are in the best interests of Amgen and its stockholders, and, accordingly, recommends a vote FOR election of the nominees for directors, the amendment to the 1991 Plan, and the ratification of the selection of Ernst & Young LLP as independent auditors. The Board of Directors unanimously believes that the stockholder proposal is not in the best interests of Amgen and its stockholders, and, accordingly, recommends a vote AGAINST the stockholder proposal.

In addition to the formal business to be transacted, management will make a presentation on developments of the past year and respond to comments and questions of general interest to stockholders.

If you plan to attend the Annual Meeting, you will need an admittance ticket. For instructions on how to obtain an admittance ticket, please read “Information Concerning Voting and Solicitation—Attendance at the Annual Meeting” in this proxy statement.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, by telephone or by completing and mailing the enclosed proxy card. Voting over the Internet, by phone or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

Sincerely,

Kevin W. Sharer

Chairman of the Board,

    Chief Executive Officer and President

AMGEN INC.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2003

TO THE STOCKHOLDERS OF AMGEN INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Amgen Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 15, 2003, at 10:30 A.M., local time, at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado 80021, for the following purposes:

1.	To elect four directors to a three-year term of office expiring at the 2006 Annual Meeting of Stockholders;

2.	To approve an amendment to the Company’s Amended and Restated 1991 Equity Incentive Plan to permit certain performance-based stock awards to qualify for deductibility under Section 162(m) of the Internal Revenue Code, as amended;

3.	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2003; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof, including the consideration of a stockholder proposal, if such proposal is properly presented at the meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 18, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation, postponement or adjournment thereof.

By Order of the Board of Directors

Steven M. Odre

Secretary

Thousand Oaks, California

March 26, 2003

PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

AMGEN INC.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Amgen Inc., a Delaware corporation (the “Company” or “Amgen”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 15, 2003, at 10:30 A.M. local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Company intends to mail this proxy statement and accompanying proxy card on or about April 4, 2003 to all stockholders entitled to vote at the Annual Meeting. The Annual Meeting will be held at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado 80021.

Who Can Vote

You are entitled to vote if you were a stockholder of record of Amgen common stock (the “Common Stock”) as of the close of business on March 18, 2003. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

At the close of business on March 18, 2003, 1,301,079,457 shares of Common Stock were outstanding and entitled to vote. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting.

Proxy Card and Revocation of Proxy

If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy in favor of the election of all of the director nominees, the amendment to the Amended and Restated 1991 Equity Incentive Plan (the “1991 Plan”) and in favor of ratification of the selection of Ernst & Young LLP as the independent auditors for the year ending December 31, 2003, and against the stockholder proposal, if properly presented at the meeting. In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than the stockholder proposal described in this proxy statement. In addition, other than the stockholder proposal described in this proxy statement, no other stockholder proposal or nomination was received on a timely basis so no such matters may be brought at the Annual Meeting.

If you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You can revoke your proxy by sending to the Company’s Secretary at the Company’s principal office at One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 27-4-A, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting in person and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Voting of Shares

Stockholders of record on March 18, 2003 are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the meeting. You may vote on the Internet, by telephone or by completing and mailing the enclosed proxy card. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative and negative votes, and abstentions. Shares held by persons attending the Annual Meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal will be counted as present for purposes of determining a quorum. Abstentions will not be counted as votes cast at the Annual Meeting for purposes of determining whether stockholder approval of the amendment to the 1991 Plan has been obtained. In addition, because directors are elected by a plurality of votes cast, abstentions will not be counted in determining which nominees received the largest number of votes cast. However, because ratification of the selection of Ernst & Young LLP and the stockholder proposal, if properly presented at the Annual Meeting, require the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting, abstentions will have the same effect as votes against the ratification and the stockholder proposal.

Shares represented by proxies that reflect a broker “non-vote” will be counted for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares. Broker non-votes will not be counted as votes cast at the Annual Meeting for purposes of determining whether stockholder approval of the amendment to the 1991 Plan has been obtained. In addition, because directors are elected by a plurality of votes cast, broker non-votes will not be counted in determining which nominees received the largest number of votes cast. However, because the stockholder proposal, if properly presented at the Annual Meeting, requires the affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting, broker non-votes will have the same effect as votes against such proposal.

Solicitation of Proxies

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the Common Stock in their names that are beneficially owned by others to forward to these beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such services. In addition, the Company has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of approximately $8,000, plus reasonable out-of-pocket expenses.

Attendance at the Annual Meeting

In order to attend the Annual Meeting, you will need an admittance ticket or proof of ownership of Common Stock as of the close of business on March 18, 2003. To receive an admittance ticket, you will need to complete and return the postage paid reply card attached to this proxy statement. If you elected electronic delivery of this proxy statement, you will receive an e-mail with instructions for obtaining an admittance ticket.

PROPOSAL 1

ELECTION OF DIRECTORS

Under the Company’s Restated Certificate of Incorporation, as amended, and the Company’s Amended and Restated Bylaws (the “Bylaws”) the Board of Directors is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with members of each class serving for a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes, which means the four nominees who receive the largest number of properly cast votes will be elected as directors. Each share of Common Stock is entitled to one vote for each of the four director nominees. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them for the election of the nominees named below unless authorization to do so is withheld. If any nominee should become unavailable for election prior to the Annual Meeting, an event which currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board of Directors. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

The terms of office of Mr. Frederick W. Gluck, Mr. Franklin P. Johnson, Jr., Admiral J. Paul Reason, USN (Retired) and Dr. Donald B. Rice expire in 2003, and all are nominees for election to the Board. Each of the nominees would serve until his successor is elected and qualified, or until such director’s earlier death, resignation or removal. If elected at the Annual Meeting, Mr. Frederick W. Gluck, Mr. Franklin P. Johnson, Jr., Admiral J. Paul Reason, USN (Retired) and Dr. Donald B. Rice would each serve until the 2006 Annual Meeting.

Set forth below is biographical information for each person nominated and for each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three Year Term Expiring at the 2006 Annual Meeting

FREDERICK W. GLUCK

Mr. Frederick W. Gluck, age 67, has served as a director of the Company since February 1998. Mr. Gluck is currently a consultant to McKinsey & Company, Inc. (“McKinsey”), a management consulting firm. Mr. Gluck joined Bechtel Group, Inc. (“Bechtel”), an engineering, construction and project management company, in February 1995. From January 1996 to July 1998, Mr. Gluck served as Vice Chairman and Director of Bechtel. Mr. Gluck joined McKinsey in 1967. From 1988 to 1994, Mr. Gluck served as Managing Director of McKinsey, and retired from that firm in February 1995. Mr. Gluck is a director of HCA Corporation, Thinking Tools, Inc., the New York Presbyterian Hospital and Russell Reynolds Associates, Inc.

FRANKLIN P. JOHNSON, JR.

Mr. Franklin P. Johnson, Jr., age 74, has served as a director of the Company since October 1980. He is the general partner of Asset Management Partners, a venture capital limited partnership. Mr. Johnson serves as the Vice President, Chief Financial Officer and Secretary of Indo Pacific Investment Company, a privately held investment company. Mr. Johnson has been a private venture capital investor for more than five years. Mr. Johnson is a director of Applied MicroCircuits Corporation and IDEC Pharmaceuticals Corp.

J. PAUL REASON

Admiral J. Paul Reason, USN (Retired), age 62, has served as a director of the Company since January 2001. Since July 2000, he has been the President and Chief Operating Officer of Metro Machine Corporation, a privately held ship repair company. From December 1996 to September 1999, Admiral Reason was a Four Star Admiral and Commander In Chief of the U.S. Atlantic Fleet of the U.S. Navy. From August 1994 to November 1996, Admiral Reason served as Deputy Chief of Naval Operations. From June 1965 to July 1994, Admiral Reason served in numerous capacities, both at sea and ashore, in the U.S. Navy. Admiral Reason is a director of Wal-Mart Stores, Inc. and Norfolk Southern Corporation.

DONALD B. RICE

Dr. Donald B. Rice, age 63, has served as a director of the Company since October 2000. Dr. Rice is Chairman of the Board of Agensys, Inc., a private biotechnology company, and has been Chief Executive Officer and President of Agensys, Inc. since its founding in late 1996. From March 1993 until August 1996, Dr. Rice was President and Chief Operating Officer and a director of Teledyne, Inc., a diversified technology-based manufacturing company with major segments in specialty metals and aerospace. Dr. Rice is a director of Scios Inc., Wells Fargo & Company, Unocal Corporation and Vulcan Materials Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE

Directors Continuing in Office Until the 2004 Annual Meeting

FRANK J. BIONDI, JR.

Mr. Frank J. Biondi, Jr., age 58, has served as director of the Company since January 2002. Since March 1999, he has served as Senior Managing Director of WaterView Advisors LLC, an investment advisor organization. From April 1996 to November 1998, Mr. Biondi served as Chairman and Chief Executive Officer of Universal Studios, Inc. From July 1987 to January 1996, Mr. Biondi served as President and Chief Executive Officer of Viacom, Inc. Mr. Biondi is a director of Harrahs Entertainment, Inc., Hasbro, Inc., The Bank of New York Company, Inc. and Vail Resorts, Inc.

JERRY D. CHOATE

Mr. Jerry D. Choate, age 64, has served as a director of the Company since August 1998. From January 1995 to January 1999, Mr. Choate served as Chairman of the Board and Chief Executive Officer of The Allstate Corporation (“Allstate”), an insurance company holding company. From August 1994 to January 1995, Mr. Choate served as President and Chief Executive Officer of Allstate and had previously held various management positions at Allstate since 1962. Mr. Choate is a director of Valero Energy Corporation and serves on the Board of Trustees for the Van Kampen Mutual Funds.

STEVEN LAZARUS

Mr. Steven Lazarus, age 71, has served as a director of the Company since May 1987. Since July 1994, he has been the managing general partner of ARCH Venture Partners, L.P., an early stage venture capital partnership. From October 1986 to July 1994, Mr. Lazarus was President and Chief Executive Officer of the Argonne National Laboratory/The University of Chicago Development Corporation and was also associate dean at the Graduate School of Business, the University of Chicago. Mr. Lazarus is a director of the First Consulting Group Inc. and the National Association of Corporate Directors (NACD), an association of boards of directors, directors and board advisors and is a member of the board of advisors of RAND Health, a research division of The RAND Corporation focusing on health, health behavior and health policy.

GILBERT S. OMENN

Dr. Gilbert S. Omenn, age 61, has served as a director of the Company since January 1987. Since September 1997, he has been Professor of Internal Medicine, Human Genetics and Public Health at the University of Michigan. From September 1997 to July 2002, Dr. Omenn also served as Executive Vice President for Medical Affairs and as Chief Executive Officer of the University of Michigan Health System. From July 1982 to September 1997, Dr. Omenn was the Dean of the School of Public Health and Community Medicine and Professor of Medicine at the University of Washington. Dr. Omenn is a director of Rohm & Haas Co.

PATRICIA C. SUELTZ

Ms. Patricia C. Sueltz, age 50, has served as director of the Company since January 2002. Since July 2002, Ms. Sueltz has been Executive Vice President, Sun Services, at Sun Microsystems, Inc., a software company. From September 1999 to July 2002, Ms. Sueltz served as President, Software Systems Group of Sun Microsystems, Inc. From June 1979 to October 1999, Ms. Sueltz served in various management capacities at IBM Corporation. Ms. Sueltz is a director on the Sun Foundation Board and on the Corporate Advisory Board for the University of Southern California Marshall School of Business and is a director of Delphi Automotive Systems Corporation.

Directors Continuing in Office Until the 2005 Annual Meeting

DAVID BALTIMORE

Dr. David Baltimore, age 65, has served as a director of the Company since June 1999. Since October 1997, Dr. Baltimore has been the President of the California Institute of Technology and since December 1996, he has been the Chairman of the National Institutes for Health AIDS Vaccine Research Committee. From July 1995 to October 1997, Dr. Baltimore was an Institute Professor at the Massachusetts Institute of Technology (“MIT”), and from July 1994 to October 1997, the Ivan R. Cottrell Professor of Molecular Biology and Immunology at MIT. Dr. Baltimore is a director of BB Biotech, AG, a Swiss investment company. In 1975, Dr. Baltimore was the co-recipient of the Nobel Prize in Medicine.

EDWARD V. FRITZKY

Mr. Edward V. Fritzky, age 52, has served as a director of the Company since July 2002 and is currently employed by the Company as a special advisor. From January 1994 to July 2002, Mr. Fritzky served as Chief Executive Officer, President and Chairman of the board of directors of Immunex Corporation, a biotechnology company. From March 1989 to January 1994, Mr. Fritzky was President and Vice President of Lederle Laboratories, a division of American Cyanamid Company, a pharmaceutical company. Mr. Fritzky is a director of Geron Corporation and SonoSite, Inc.

JUDITH C. PELHAM

Ms. Judith C. Pelham, age 57, has served as a director of the Company since May 1995. Since May 2000, Ms. Pelham has been President and CEO of Trinity Health, a national system of healthcare facilities, including hospitals, long-term care, home care, psychiatric care, residences for the elderly and ambulatory care, and the third largest Catholic healthcare system in the U.S. From January 1993 to April 2000, Ms. Pelham was the President and Chief Executive Officer of Mercy Health Services, a system of hospitals, home care, long-term care, ambulatory services and managed care established to carry out the health ministry sponsored by the Sisters of Mercy Regional Community of Detroit. From 1982 to 1992, Ms. Pelham was President and Chief Executive Officer of Daughters of Charity Health Services, Austin, Texas, a network of hospitals, home care and ambulatory services serving central Texas.

KEVIN W. SHARER

Mr. Kevin W. Sharer, age 55, has served as a director of the Company since November 1992. Since May 2000, Mr. Sharer has been Chief Executive Officer and President of the Company and has also been Chairman of the Board since December 2000. From October 1992 to May 2000, Mr. Sharer served as President and Chief Operating Officer of the Company. From April 1989 to October 1992, Mr. Sharer was President of the Business Markets Division of MCI Communications Corporation, a telecommunications company. From February 1984 to March 1989, Mr. Sharer held numerous executive capacities at General Electric Company. Mr. Sharer is a director of Unocal Corporation and 3M Company.

Board Committees and Meetings

The Board maintains charters for select committees. In addition, the Board has recently adopted a written set of governance principles and a directors’ code of conduct, which generally formalize practices already in place at the Company. To view key committee charters, corporate governance principles and the directors’ code of conduct, please visit the Company’s website at www.amgen.com.

The Board of Directors, which held seven meetings during the year ended December 31, 2002, has an Audit Committee, a Compensation and Management Development Committee, an Executive Committee, a Governance and Nominating Committee, a New Hire Stock Option Committee and a Strategy Committee. The following is a brief description of the functions performed by these committees.

The Audit Committee has sole authority for the appointment, compensation and oversight of the work of the independent auditors, and responsibility for reviewing and discussing, prior to filing or issuance, with management and the independent auditors (when appropriate) the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K and earnings press releases. The Board of Directors has approved an amended charter of the Audit Committee which is included in this proxy statement as Appendix I. The Audit Committee carries out its responsibilities in accordance with the terms of its charter. The Audit Committee has also considered whether the Audit Related, Tax and Other services provided by its independent auditors to the Company are compatible with maintaining that firm’s independence. The Company’s independent auditors did not provide any professional services with respect to information systems design and implementation to the Company in 2002. During the year ended December 31, 2002, the Audit Committee met twelve times. Mr. Biondi served as Chairman, and Dr. Omenn, Ms. Pelham and Ms. Sueltz served as members of the Audit Committee. Each of these directors is independent, as defined by the National Association of Securities Dealers (“NASDAQ”) and the Audit Committee meets the applicable NASDAQ requirements for financial literacy and financial expertise.

The Compensation and Management Development Committee is responsible for assessing the overall compensation structure of the Company and for administering and reviewing all executive compensation programs, incentive compensation plans and equity based plans. Additionally, the Compensation and Management Development Committee is responsible for reviewing and evaluating the performance of the Company’s executive officers (including the Chief Executive Officer) and setting compensation for executive officers based on such evaluations. The Compensation and Management Development Committee is also responsible for overseeing succession planning for senior management. During the year ended December 31, 2002, the Compensation and Management Development Committee met five times. Mr. Johnson served as Chairman, and Messrs. Choate, Gluck and Lazarus and Adm. Reason served as members of the Compensation and Management Development Committee.

The Executive Committee has all the powers and authority of the Board in the management of the business and affairs of the Company except with respect to certain enumerated matters including Board composition and compensation, changes to the Company’s charter, or any other matter expressly prohibited by law or the Company’s charter. During the year ended December 31, 2002, the Executive Committee met one time. Mr. Sharer served as Chairman, and Messrs. Choate and Johnson and Dr. Rice served as members of the Executive Committee.

The New Hire Stock Option Committee approves certain stock option grants to eligible plan participants, excluding executive officers, when either the Board or the Compensation and Management Development Committee is not in session. The New Hire Stock Option Committee has the authority to make one-time grants within approved guidelines to eligible new employees in connection with their commencement of employment with the Company or its eligible affiliates. The Compensation and Management Committee routinely reviews stock option grants approved by the New Hire Stock Option Committee. During the year ended December 31, 2002, the New Hire Stock Option Committee did not meet, but did take action by written consent. Mr. Sharer served as the sole member of the New Hire Stock Option Committee.

The Governance and Nominating Committee oversees the corporate governance and Board membership matters of the Company. The Governance and Nominating Committee is responsible for developing and overseeing the Board’s corporate governance principles and a code of conduct applicable to members of the Board, officers and employees of the Company, and for monitoring the independence of the Board. The Governance and Nominating Committee also determines Board membership qualifications, selects, evaluates, and recommends to the Board nominees to fill vacancies as they arise, reviews the performance of the Board, and is responsible for director education. Additionally, the Governance and Nominating Committee selects and recommends to the Board nominees for appointment as officers of the Company. During the year ended December 31, 2002, the Governance and Nominating Committee met two times. Dr. Rice served as Chairman, and Mr. Johnson and Dr. Omenn served as members of the Governance and Nominating Committee. The Governance and Nominating Committee will consider nominees for directors nominated by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees in accordance with the Company’s Bylaws.

The Strategy Committee meets with management of the Company to review research strategies and proposals for collaborations and licensing of technology. During the year ended December 31, 2002, the Strategy Committee met one time. Mr. Lazarus served as Chairman, and Messrs. Choate and Gluck, Drs. Baltimore and Omenn, and Ms. Pelham serve as members of the Strategy Committee.

During the year ended December 31, 2002, all of the directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which they served.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S

AMENDED AND RESTATED 1991 EQUITY INCENTIVE PLAN

Overview of the Amendment

The Company maintains the Amended and Restated 1991 Equity Incentive Plan (the “1991 Plan”) which permits the grant of incentive stock options, nonqualified stock options, stock bonuses and rights to purchase restricted stock (“Stock Awards”) to the Company’s employees, directors and consultants. In March 2003, the Board of Directors unanimously approved, subject to stockholder approval, an amendment and restatement of the 1991 Plan to provide that the Board of Directors or the Compensation and Management Development Committee may condition the grant or vesting of stock bonuses or rights to purchase restricted stock under the 1991 Plan upon the attainment of performance goals with respect to one or more enumerated business criteria and that certain stock bonuses or rights to purchase restricted stock granted under the 1991 Plan be eligible to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) and to establish any other terms and conditions so that such awards are exempt from Section 162(m)’s limits on the deductibility of compensation. The 1991 Plan as restated to reflect such amendment is referred to below as the “Amended 1991 Plan.”

Why the Board of Directors Recommends Approval of the Amendment

In general, Section 162(m) imposes a limit on corporate tax deductions for compensation in excess of $1 million per year paid by a public company to its CEO or any of the next four highest paid executive officers as listed in the proxy statement. For this purpose, compensation includes gains arising from stock option exercises, vesting of restricted stock and the award of stock bonuses. An exception to this limitation is provided for “qualified performance-based compensation.” The Section 162(m) provisions generally require that affected executives’ compensation satisfy certain conditions in order to qualify as “qualified performance-based compensation.” The 1991 Plan currently permits incentive stock options and nonqualified stock options that are granted under the 1991 Plan to qualify as “qualified performance-based compensation.” The 1991 Plan currently does not permit stock bonuses and restricted stock granted under the 1991 Plan to qualify as “qualified performance-based compensation” because the Company’s stockholders have not approved business criteria upon which the Board of Directors or the Compensation and Management Development Committee can condition the grant or vesting of such awards. However, the 1991 Plan currently does permit the Board of Directors and the Compensation and Management Development Committee to establish any terms and conditions for stock bonuses and restricted stock as they deem appropriate, although these grants do not qualify as “qualified performance-based compensation.”

Accordingly, in order to permit the Board of Directors and the Compensation and Management Development Committee to grant stock bonuses and restricted stock that qualify as “qualified performance-based compensation” under Section 162(m) and therefore to be deductible by the Company without regard to the $1 million deduction limit of Section 162(m), the Board of Directors has approved, subject to stockholder approval, an amendment and restatement of the 1991 Plan that sets forth stockholder approved business criteria upon which the Board of Directors or the Compensation and Management Development Committee can condition the grant or vesting of such awards and that authorizes the Board of Directors or the Compensation and Management Development Committee to establish any other terms and conditions required to qualify such awards as “qualified performance-based compensation.”

Details of the Amendment

The 1991 Plan amendment provides that:

(1) A list of performance criteria is added to Section 10 of the 1991 Plan, from which list the Board of Directors or the Compensation and Management Development Committee may select the criterion or criteria to be used in setting the performance goals for the grant or vesting of stock bonuses and rights to purchase restricted stock. The following is the list of criteria set forth in Section 10 of the Amended 1991 Plan: (a) return on capital, assets or equity; (b) sales or revenue; (c) net income; (d) cash flow; (e) earnings per share; (f) adjusted earnings or adjusted net income as defined below; (g) working capital; (h) total shareholder return; (i) economic value or (j) product development, research, in-licensing, out-licensing, litigation, human resources, information services, manufacturing, manufacturing capacity, production, inventory, site development, plant, building or facility development, government relations, product market share, mergers, acquisitions or sales of assets or subsidiaries. “Adjusted net income” and “adjusted earnings” shall mean net income or earnings, as the case may be, for the relevant performance period computed in accordance with accounting principles generally accepted in the U.S. which may be adjusted by the Compensation and Management Development Committee, as specified in writing, for such performance period, at the time a performance goal is established for the performance period, for the following: (a) any item of significant gain or loss for the performance period determined to be related to a change in accounting principle as reflected in the Company’s audited consolidated financial statements; (b) amortization expenses associated with acquired intangible assets; (c) expenses associated with acquired in-process research and development; and (d) any other items of significant income or expense which are determined to be appropriate adjustments and are specified in writing by the Compensation and Management Development Committee at the time the goal is established for the performance period. These criteria may be determined by reference to the Company, an affiliate of the Company, or a division, operating unit or product line of either the Company or its affiliates.

(2) With respect to any stock bonuses or rights to purchase restricted stock granted to “covered employees” within the meaning of Section 162(m), the Board of Directors or the Compensation and Management Development Committee are authorized to establish any other terms and conditions so that such awards qualify as “qualified performance-based compensation” within the meaning of Section 162(m).

(3) Any such grant of stock bonuses or rights to purchase restricted stock must also conform to the other provisions of the 1991 Plan applicable to such awards.

The foregoing amendment is the sole amendment to the 1991 Plan being proposed by the Company. The Company is not seeking approval to increase the number of shares available for Stock Awards granted under the 1991 Plan, to change the class of participants eligible under the 1991 Plan, to change the types of grants available under the 1991 Plan or to amend the 1991 Plan in any other way.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voted at the Annual Meeting will be required to approve the amendment to the 1991 Plan.

As noted above, the Company is currently authorized to grant restricted stock awards and stock bonuses that do not qualify as “qualified performance-based compensation” under Section 162(m). If stockholders fail to approve the amendment to the 1991 Plan, the Board of Directors or the Compensation and Management Development Committee may continue to grant stock bonuses and restricted stock awards to employees and directors of, and consultants to, the Company and its affiliates according to the terms of the 1991 Plan. However, such awards would not qualify as “qualified performance-based compensation” under Section 162(m) and would not be exempt from Section 162(m)’s limit on the deductibility of compensation.

Amended 1991 Plan Description

The following is a description of the material provisions of the Amended 1991 Plan. Such description is qualified in its entirety by reference to the Amended 1991 Plan itself, a copy of which is attached hereto as Appendix II. As noted below under the heading “Duration, Amendment and Termination,” the Board of

Directors generally has the power to amend the 1991 Plan without stockholder approval and reserves the right to do so. A copy of the Amended 1991 Plan can also be obtained by making written request to the Company’s Secretary.

General

The Amended 1991 Plan is intended to provide a means by which employees and directors of, and consultants to, the Company and its affiliates may be given an opportunity to benefit from increases in value of the Common Stock of the Company through the granting of incentive stock options, nonqualified stock options, stock bonuses and restricted stock awards (the “Stock Awards”). Proceeds received by the Company from the sale of Common Stock pursuant to the Stock Awards will be used for general corporate purposes.

Stock Subject to the Amended 1991 Plan

The shares available for issuance under the Amended 1991 Plan are the Company’s Common Stock. The number of shares authorized for issuance under the Amended 1991 Plan is 192,000,000 (as discussed below under the heading “Adjustment Provisions” this maximum number of shares subject to the Amended 1991 Plan is subject to adjustment upon certain changes in the Common Stock). As of February 13, 2003, 43,228,468 shares remained available for future grant under the Amended 1991 Plan. If any Stock Award granted under the Amended 1991 Plan expires or otherwise terminates without having been exercised in full, the Common Stock not purchased under the Stock Award shall again become available for issuance under the Amended 1991 Plan. The Common Stock subject to the Amended 1991 Plan may be unissued shares or reacquired shares, purchased on the open market or otherwise.

Administration

The Amended 1991 Plan is administered by the Board of Directors. The Board of Directors is authorized to delegate administration of the Amended 1991 Plan to a committee composed of not less than two members of the Board of Directors. The Board of Directors has delegated administration of the Amended 1991 Plan to the Compensation and Management Development Committee. As used herein with respect to the Amended 1991 Plan, the “Board” refers to the Compensation and Management Development Committee as well as to the Board of Directors itself. At any time, the Board may delegate to a committee of one or more members of the Board the authority to grant or amend options to all employees, directors or consultants or any portion or class thereof. The New Hire Stock Option Committee of the Board has been given such authority but only with respect to persons who are eligible new employees of the Company and who will not be subject to Section 16 of the Exchange Act upon commencement of employment. In addition, at any time, the Board may authorize one or more officers (each a “Delegated Officer”) to determine which eligible persons should be granted options, when and how options should be granted, the type of option, the terms of each option granted and the number of shares subject to the options granted; provided, however, that a Delegated Officer may not grant any options to himself or herself, any non-employee director, consultant, other Delegated Officer or officer, or determine the vesting or exercise price of the options, or grant any option to a parent corporation of the Company. The Company currently has one Delegated Officer.

The Board has the power to construe and interpret the Amended 1991 Plan and Stock Awards granted thereunder, to establish, amend and revoke rules and regulations for its administration, and, subject to the provisions of the Amended 1991 Plan, the Board, the New Hire Stock Option Committee and the Delegated Officer (to the extent the Board has delegated its authority to such committee or officer and within certain limits prescribed by the Board), has the power to determine the persons to whom and the dates on which Stock Awards will be granted, the number of shares to be subject to each Stock Award, the time or times during the term of each Stock Award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the Stock Award. The Company pays the cost of administering the Amended

1991 Plan. The Amended 1991 Plan provides that, in the Board’s discretion, directors serving on the Compensation and Management Development Committee will be “outside directors” within the meaning of Section 162(m) and Non-Employee Directors within the meaning of Rule 16b-3 pursuant to Section 16 of the Exchange Act.

Eligibility

Incentive stock options may be granted under the Amended 1991 Plan to all employees (including officers) of the Company or its affiliates (for purposes of the eligibility provisions of the Amended 1991 Plan, “affiliate” means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the “Code”)). All employees (including officers) and directors of the Company or its affiliates and consultants to the Company or its affiliates are eligible to receive Stock Awards other than incentive stock options under the Amended 1991 Plan.

For incentive stock options granted under the Amended 1991 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company or any affiliate of the Company) may not exceed $100,000. No incentive stock option may be granted under the Amended 1991 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company (a “10% Stockholder”), unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant.

No person may receive Stock Awards for more than 2,000,000 shares of Common Stock in any calendar year.

As of December 31, 2002, approximately 10,100 employees of the Company and its affiliates (including officers), 13 members of the Board of Directors (including 11 non-employee directors), and 1 consultant to the Company met the eligibility requirements of the Amended 1991 Plan.

Terms of Discretionary Options

The following is a description of the permissible terms of options under the Amended 1991 Plan, other than formula options awarded to non-employee directors which are described below under the heading “Terms of Non-Discretionary Formula Options Awarded to Non-Employee Directors” (the non-formula options described in this section are referred to as “Discretionary Options”). Individual Discretionary Option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price, Payment.    The exercise price of Discretionary Options must be equal to at least 100% of the fair market value of the underlying stock on the date of the option grant. In some cases (see “Eligibility” above), the exercise price of incentive stock options under the Amended 1991 Plan may not be less than 110% of the fair market value of the underlying stock on the date of grant. For purposes of the Amended 1991 Plan, the fair market value of a share of the Company’s Common Stock on any date is currently considered to be the closing sales price of the Company’s Common Stock on The NASDAQ Stock Market. On March 18, 2003, the closing sales price of the Common Stock on The NASDAQ Stock Market was $51.87.

The exercise price of Discretionary Options must be paid either: (i) in cash at the time the option is exercised; or (ii) at the discretion of the Board, (a) by delivery of Common Stock of the Company that has been held for the period required to avoid a charge to the Company’s earnings, (b) pursuant to a deferred payment or other arrangement, or (c) in any other form of legal consideration acceptable to the Board, including, but not limited to, payment of the purchase price pursuant to a program developed under Regulation T promulgated by the Federal Reserve Board which results in the receipt of cash (or a check) by the Company before the stock is issued or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sale proceeds before the stock is issued.

Transferability.    Generally, Discretionary Options are not transferable, except with very limited exceptions. Optionees may designate certain specified trusts as beneficiaries upon the death of the optionee. In the absence of such a designation, after the death of the optionee Discretionary Options shall be exercisable by the person(s) to whom the optionee’s rights under the Amended 1991 Plan pass by will or by the laws of descent and distribution. Unless the Discretionary Option has been assigned pursuant to a “qualified domestic relations order,” during the lifetime of an optionee who is a natural person, only the optionee may exercise the Discretionary Option. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to the restrictions on transfer which the Board deems appropriate.

Term.    The maximum term of Discretionary Options is 10 years, except that in certain cases (see “Eligibility”) the maximum term is five years. Discretionary Options under the Amended 1991 Plan terminate three months after termination of the optionee’s employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless: (a) such termination is due to such person’s permanent and total disability (as defined in the Code and with such permanent and total disability being certified by the Social Security Administration prior to such termination), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised within eighteen months of the optionee’s death by a person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; (c) the option grant was made after June 2001 and the optionee has voluntarily retired (and such retirement is not the result of permanent and total disability) at or after age 60 and has been employed by the Company or its affiliate for at least fifteen consecutive years, in which case the option may, but need not, provide that it may be exercised for the earlier of the termination date set forth in the grant agreement or three years following such retirement; or (d) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the relationship as a director or consultant.

Option Exercise.    Discretionary Options will, as determined by the Board, either become exercisable in cumulative increments or be exercisable in full immediately. The Board has the power, at its discretion, to accelerate the beginning of the period during which an option may be exercised (the “vesting date”). Currently, outstanding options under the Amended 1991 Plan granted to employees upon commencement of employment typically vest at the rate of 25% per year during the optionee’s employment. The vesting of other stock option grants typically depend on the number of shares subject to grant, and would vest in equal installments over three, four or five years. Stock Options granted after June 1997 typically provide for the acceleration of the vesting of options if the optionee voluntarily retires at or after age 60 and Stock Options granted after June 2001 require that the optionee also has been an employee of the Company or its affiliate for at least fifteen consecutive years (and such retirement is not the result of permanent and total disability) to qualify for acceleration of such options. Stock Options granted in the future may be subject to different vesting terms. Generally, if any optionee shall terminate his or her employment or relationship as a director or consultant with the Company or an affiliate due to death or disability, then, in such event, the vesting date for those Discretionary Options granted to such employee, director or consultant which have not vested as of the date of such employee’s, director’s or consultant’s termination for reasons of death or disability shall automatically be accelerated by twelve months for each full year of employment or relationship with the Company of such employee, director or consultant. The Board also has the power to accelerate the time during which a Discretionary Option may be exercised. In addition, Discretionary Options may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested or may be subject to any other restriction the Board determines appropriate. To the extent provided by the terms of a Discretionary Option, an optionee may satisfy any federal, state or local tax withholding obligations relating to the exercise of such option by (1) a cash payment upon exercise, (2) by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee having a fair market value less than or equal to the amount of the Company’s required minimum statutory withholding, (3) by delivering already-owned stock of the Company having a fair market value less than or equal to the amount of the Company’s required minimum statutory withholding or (4) by a combination of these means.

Neither an optionee nor any permitted transferee shall have any of the rights of a holder of Common Stock shares subject to an option unless and until such person has satisfied all requirements for exercise of an option pursuant to its terms.

Grant of Reload Option upon Exercise by Surrendering Shares of Company Stock.    Stock Options granted before June 23, 1998 include a provision entitling the optionee to one further option (a “Reload Option”) in the event the optionee exercises the option, in whole or in part, by surrendering other shares of Common Stock in accordance with the Amended 1991 Plan and the terms and conditions of the option agreement. However, by resolution of the Board of Directors, stock options granted after June 23, 1998 do not and will not include a Reload Option. The Board of Directors, however, could authorize the grant of reload options in the future.

Any Reload Option: (i) will be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such option; (ii) will have an expiration date which is the same as the expiration date of the option the exercise of which gave rise to such Reload Option; and (iii) will have an exercise price which is equal to 100% of the fair market value of the Common Stock subject to the Reload Option on the date of exercise of the original option or, in the case of a Reload Option which is an incentive stock option granted to a 10% Stockholder, shall have an exercise price equal to 110% of the fair market value of the Common Stock subject to the Reload Option on the date of exercise of the original option.

Any Reload Option may be an incentive stock option or a nonqualified stock option, provided that the designation of any Reload Option as an incentive stock option shall be subject to the $100,000 annual limitation on exercisability of incentive stock options described under “Eligibility” above. There shall be no Reload Option on a Reload Option. Any Reload Options on Discretionary Options shall be subject to the availability of sufficient shares under the Amended 1991 Plan and to such other terms and conditions as the Board may determine.

Terms of Non-Discretionary Formula Options Awarded to Non-Employee Directors

The following is a description of the terms of non-discretionary formula options awarded under the Amended 1991 Plan to non-employee directors (“Formula Options”).

On January 27 of each year, each non-employee director of the Company is automatically granted under the Amended 1991 Plan, a non-qualified option to purchase 16,000 shares of Common Stock (as discussed under the heading “Adjustment Provisions,” such amount is subject to adjustment upon certain changes in the Common Stock). Any person who becomes a non-employee director is, upon the date such person becomes a non-employee director, automatically granted under the Amended 1991 Plan, a non-qualified stock option to purchase 60,000 shares of Common Stock (as discussed under the heading “Adjustment Provisions,” such amount is subject to adjustment upon certain changes in the Common Stock).

Exercise Price, Payment.    The exercise price of Formula Options must be equal to 100% of the fair market value of the underlying stock on the date of the option grant.

The exercise price of Formula Options must be paid in accordance with the same terms as the Discretionary Options are subject. See “—Terms of Discretionary Options—Exercise Price, Payment.”

Transferability.    Formula Options generally have the same transferability provisions as Discretionary Options, except that no early exercise stock purchase agreements are permitted. See “—Terms of Discretionary Options—Transferability.”

Term.    The term of each Formula Option shall be 10 years from the date it was granted.

Option Exercise.    Formula Options will not become exercisable (i) unless the director has, at the time of grant, provided three years of prior continuous service as a non-employee director or (ii) until the date upon which such director has provided one year of continuous service as a non-employee director following the date of grant of the option, whereupon such option becomes fully vested and exercisable. The Board has the power, at its discretion, to accelerate a Formula Option’s “vesting date.”

Neither an optionee nor any permitted transferee shall have any of the rights of a holder of Common Stock shares subject to an option unless and until such person has satisfied all requirements for exercise of an option pursuant to its terms.

Grant of Reload Option upon Exercise by Surrendering Shares of Company Stock.    Formula Options granted before June 23, 1998 include a provision entitling the optionee to a further option (a “Director Reload Option”) in the event the optionee exercises the option, in whole or in part, by surrendering other shares of Common Stock in accordance with the Amended 1991 Plan and the terms and conditions of the option grant. Formula Options granted after June 23, 1998 do not and will not include a Director Reload Option.

Terms of Stock Bonuses and Purchases of Restricted Stock

Stock bonuses and purchases of restricted stock shall be in such form and contain such terms and conditions as the Board shall deem appropriate. The following is a description of some of the permissible terms of stock bonuses and purchases of restricted stock under the Amended 1991 Plan. Individual stock bonuses or purchases of restricted stock may be more restrictive as to any or all of the permissible terms described below or on different terms and conditions.

Purchase Price; Payment.    The purchase price under each stock purchase agreement shall be determined by the Board, which may be less than the fair market value of the underlying Common Stock on the award date. The Board may determine that eligible participants may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

The purchase price of stock acquired pursuant to a stock purchase agreement must be paid in accordance with the same terms as Discretionary Options are subject. See “—Terms of Discretionary Options—Exercise Price, Payment.”

Repurchase Option.    Shares of Common Stock sold or awarded under the Amended 1991 Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board. To the extent provided by the terms of a stock bonus or restricted stock purchase agreement, a participant may satisfy any federal, state or local tax withholding obligations relating to the lapsing of a repurchase option or vesting of a stock bonus or a restricted stock award by (1) a cash payment, (2) by authorizing the Company to withhold a portion of the stock otherwise deliverable to the participant having a fair market value less than or equal to the amount of the Company’s required minimum statutory withholding, (3) by delivering already-owned stock of the Company having a fair market value less than or equal to the amount of the Company’s required minimum statutory withholding or (4) by a combination of these means. In the event a person ceases to be an employee or director of, or a consultant to, the Company or an affiliate, the Company may repurchase or otherwise reacquire any or all of the unvested Common Stock held by that person on the date of termination, pursuant to the terms of the stock bonus or restricted stock purchase agreement. The Board shall have the power to accelerate the time during which a restricted stock or stock bonus award will vest.

Transferability.    No rights under a stock bonus or restricted stock purchase agreement shall be assignable by any participant under the Amended 1991 Plan, except where such assignment is required by law, is expressly authorized by the terms of the applicable agreement or is pursuant to a “qualified domestic relations order.”

Performance Measures

Under the Amended 1991 Plan, the Board may condition the grant or vesting of stock bonuses and rights to purchase restricted stock upon the attainment of performance goals relating to one or more of the following business criteria: (i) return on capital, assets or equity; (ii) sales or revenue; (iii) net income; (iv) cash flow; (v) earnings per share; (vi) adjusted earnings or adjusted net income as defined below; (vii) working capital; (viii) total shareholder return; (ix) economic value and (x) product development, research, in-licensing, out-licensing, litigation, human resources, information services, manufacturing, manufacturing capacity, production, inventory, site development, plant, building or facility development, government relations, product market share, mergers, acquisitions or sales of assets or subsidiaries. “Adjusted net income” and adjusted earnings” shall mean net income or earnings, as the case may be, for the relevant performance period computed in accordance with accounting principles generally accepted in the U.S. which may be adjusted by the Compensation and Management Development Committee, as specified in writing, for such performance period, at the time a performance goal is established for the performance period, for the following: (a) any item of significant gain or loss for the performance period determined to be related to a change in accounting principle as reflected in the Company’s audited consolidated financial statements; (b) amortization expenses associated with acquired intangible assets; (c) expenses associated with acquired in-process research and development; and (d) any other items of significant income or expense which are determined to be appropriate adjustments and are specified in writing by the Compensation and Management Development Committee at the time the goal is established for the performance period. These criteria may be determined by reference to the Company, an affiliate of the Company, or a division, operating unit or product line of either the Company or its affiliate. With respect to any stock bonuses or rights to purchase restricted stock granted to “covered employees” within the meaning of Section 162(m), the Board may establish any other terms and conditions so that such awards qualify as “qualified performance-based compensation” within the meaning of Section 162(m). Any such awards must also conform to the other provisions of the Amended 1991 Plan applicable to such awards.

Adjustment Provisions

If there is any change in the stock subject to the Amended 1991 Plan or subject to any Stock Award granted under the Amended 1991 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Amended 1991 Plan and outstanding Stock Awards thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to a participant in a calendar year, the class, number of shares and price per share of stock subject to such outstanding Stock Awards, and the number of shares of stock to be granted pursuant to the Amended 1991 Plan’s Formula Option provisions.

Change in Control

For purposes of the Amended 1991 Plan, a Change in Control occurs at the following times: (i) upon the acquisition of beneficial ownership of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or (ii) at the time individuals making up the Incumbent Board (as defined in the Amended 1991 Plan) cease for any reason to constitute at least a majority of the Board; or (iii) immediately prior to the consummation by the Company of a reorganization, merger, or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s voting securities entitled to vote generally in the election of directors, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company; or (iv) the occurrence of any other event which the incumbent Board determines is a Change of Control. Upon the occurrence of a Change in Control, to the extent permitted by applicable law, the vesting and exercisability of any outstanding Stock Awards under the Amended 1991 Plan will accelerate. Upon and following such acceleration, at the election of the holder of the Stock Award, the Stock Award may be (a) exercised with respect to Stock Options or, if the surviving or acquiring corporation agrees to assume the Stock Awards or substitute similar awards, (b) assumed or (c) replaced with substitute Stock Awards. Options not exercised, substituted or assumed prior to or upon the Change in Control shall be terminated.

Duration, Amendment and Termination

The Amended 1991 Plan does not provide a termination date. The Board, however, may suspend or terminate the Amended 1991 Plan without stockholder approval or ratification at any time or from time to time. No Stock Awards may be granted or awarded during any period of suspension or after termination of the Amended 1991 Plan, and no incentive stock options may be granted under the Amended 1991 Plan after February 22, 2009. The Board may amend the Amended 1991 Plan at any time or from time to time. However, no amendment shall be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would: (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Amended 1991 Plan to satisfy Section 422(b) of the Code); (ii) increase the number of shares reserved for Stock Awards (except for adjustments discussed under the heading “—Adjustment Provisions”); or (iii) modify the Amended 1991 Plan in any other way if such modification requires stockholder approval in order for the Amended 1991 Plan to satisfy the requirements of Section 422(b) of the Code. All other amendments to the Amended 1991 Plan shall be effective without stockholder approval unless the Board, in its discretion, determines that such amendment shall be subject to stockholder approval. The Board may, but is not required to, submit any other amendment to the Amended 1991 Plan for stockholder approval, including, but not limited to, amendments required to satisfy the requirements of Section 162(m) regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees. No amendment, suspension or termination may impair the rights or obligations under any Stock Award except with the consent of the person to whom the Stock Award was granted.

Federal Income Tax Information

Incentive Stock Options.    Incentive stock options under the Amended 1991 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code and, generally, have the federal income tax consequences discussed below.

There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase an optionee’s alternative minimum tax liability, if any.

If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the optionee’s actual gain, if any, on the purchase and sale. The optionee’s additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-

term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonqualified Stock Options.    Nonqualified stock options granted under the Amended 1991 Plan generally have the federal income tax consequences discussed below.

There are no tax consequences to the optionee or the Company by reason of the grant of a nonqualified stock option. In general, upon exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Generally, upon disposition of stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Bonuses and Restricted Stock.    Stock bonuses and restricted stock purchases granted under the Amended 1991 Plan generally have the federal income tax consequences discussed below.

Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock.

Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation and any tax withholding condition, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured. Slightly different rules may apply to persons who are subject to Section 16(b) of the Exchange Act.

Potential Limitation on Company Deductions.    Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000. It is possible that compensation attributable to Stock Awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including “qualified performance-based compensation”, are disregarded for purposes of the deduction limitation. In accordance with regulations issued under Section 162(m), compensation attributable to stock options will qualify as “qualified performance-based compensation” if the option is granted by a compensation committee composed solely of “outside directors,” the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation, the exercise price of options and the general class of the employees eligible to receive grants are approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant. Stock options granted under the Amended 1991 Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) and, subject to stockholder approval of this Proposal 2, stock bonuses and restricted stock grants under the Amended 1991 Plan may also qualify as “qualified performance-based compensation.”

Participation In The 1991 Plan

The following table sets forth certain information as of December 31, 2002 with respect to Stock Awards granted pursuant to the 1991 Plan during the year ended December 31, 2002 to (i) the Named Executive Officers named below, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers, as a group and (iv) all current non-executive officer employees as a group. The Stock Awards shown below are not necessarily indicative of the number of shares underlying Stock Awards that may be granted in the future.

Amended Plan Benefits

Amended and Restated 1991 Equity Incentive Plan

Name	Dollar Value(1)	Number of Shares of Common Stock covered by Stock Awards(2)
Kevin W. Sharer	17,262,000	450,000
Chairman of the Board, Chief Executive Officer and President

Roger M. Perlmutter	5,754,000	150,000
Executive Vice President, Research and Development

George J. Morrow	5,754,000	150,000
Executive Vice President, World-wide Sales and Marketing

Dennis M. Fenton	5,754,000	150,000
Executive Vice President

Richard D. Nanula	9,841,500	225,000
Executive Vice President, Finance, Strategy and Communications and Chief Financial Officer

Executive Group (11 persons)	86,217,770	2,060,000

All Non-Executive Director Group (13 persons)(3)	33,590,090	846,000

All Non-Executive Officer Employee Group (400 persons)	72,458,558	1,697,183

(1)	As appropriate, exercise price multiplied by the number of shares underlying the options and amount of restricted stock multiplied by the closing market price on the date of the restricted stock grant less aggregate consideration paid by the recipient.

(2)	All Stock Awards shown consist of stock options, except for information shown for “Executive Group” and “All Non-Executive Director Group” which also includes 55,000 and 100,000 shares of restricted stock, respectively.

(3)	Stock Awards include a stock option grant and a restricted stock award made to Mr. Fritzky in connection with the Company’s acquisition of Immunex Corporation in July 2002. See “—Employment and Compensation Arrangements—Mr. Edward V. Fritzky.”

As a group, in 2003 all current directors who are not employees of the Company will receive options for an aggregate of 176,000 shares in January 2003.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2003, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since the Company’s inception in 1980. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

STOCKHOLDER PROPOSAL

A stockholder intends to present the following proposal at the Annual Meeting. If the stockholder or its representative who is qualified under Delaware law is present at the Annual Meeting and submits this proposal for a vote, then the stockholder proposal will be voted upon at the Annual Meeting. In accordance the Federal securities laws, the stockholder proposal and supporting statement is presented below exactly as submitted by the stockholder and is quoted verbatim and is in italics. The Company disclaims all responsibility for the content of the proposal and the supporting statement. FOR THE REASONS STATED IN THE BOARD’S RESPONSE, WHICH FOLLOWS THE STOCKHOLDER PROPOSAL, THE BOARD STRONGLY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THE STOCKHOLDER PROPOSAL.

Stockholder Proposal

“RESOLVED:    The shareholders of Amgen Inc. (the “Company”) urge the Board of Directors (the “Board”) to adopt a policy prohibiting future stock option grants to senior executives. The Board shall implement this policy in a manner that does not violate any existing employment agreement or equity compensation plan.

Supporting Statement

Since the accounting scandals at Enron, WorldCom, and other companies, the role of stock options in executive compensation has become controversial. Critics of stock options have argued that they can be a powerful incentive for executives to manipulate earnings or engage in accounting fraud. By timing their stock option exercises, executives can also inappropriately trade on inside information.

Stock options provide incentives to executives that significantly differ from the interests of shareholders. Stock option grants promise executives all of the gain of share price increases with none of the risk of share price declines. For this reason, they can encourage excessive risk taking by executives. In contrast to direct stock holdings, stock options also discourage executives from increasing dividends because option holders are not entitled to dividends.

We are concerned that the Company’s annual stock option grants to executive officers are excessive. In 2001, the Company awarded, for example, its Chief Executive Officer stock options potentially worth over $11.5 million if the Company’s stock price appreciates just 5 percent per year over the life of these options.

Banning stock options for senior executives will decouple executive pay from short-term price movements and the temptation for executives to inappropriately manipulate our Company’s stock price in order to exercise their stock options. In our opinion, other forms of compensation, such as restricted stock and long term incentive plans, will better focus senior executives on building the sustained profitability of our Company.

Leading investors and regulators have questioned the appropriateness of using stock options in executive compensation. Portfolio manager Bill Miller, whose Legg Mason Value Trust is the only mutual fund to beat the S&P 500 Index 11 years in a row, has said ‘I support the banning of stock options because anything that can be accomplished with options can be accomplished by giving stock directly. And it has none of the downsides of options.’

Former Federal Reserve Chairman Paul Volker has stated that ‘Given both the very large capricious element inherent in the returns from fixed price stock options and the distorted incentives for management, I believe the use of such options should be strongly discouraged for public companies. There are far better alternatives for seeking and achieving an appropriate alignment of shareholder and management interests.’

For these reasons, we urge a vote FOR this resolution.”

Promptly upon receipt of an oral or written request, the Company will provide you with the name and address of the proponent and the number of shares of Common Stock held.

Board Response to the Stockholder Proposal

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Board of Directors believes that stock options are a necessary tool in retaining as well as attracting highly qualified senior executives in a competitive market and in aligning the incentives of senior executives with stockholders. The Board of Directors believes that stock options are also a critical element in the Company’s total compensation strategy to incentivize senior executives to maximize long term performance of the Company. Further, stock option grants are a common component of compensation programs of most publicly traded U.S. companies, and in particular, of companies with which the Company competes for highly qualified senior executives. The Board of Directors is not aware of any other Fortune 500 companies that have policies prohibiting the grant of stock options to senior executives. This proposal would severely limit the Company’s ability to offer competitive compensation to current or prospective senior executives and would limit the flexibility of the Company’s compensation strategy.

The Board of Directors believes that it is in the best position to determine which combination of compensation programs can achieve an appropriate alignment of stockholder and management interests, and further believes that it is critical to preserve the availability of a variety of compensation programs (annual and long-term, cash and equity-based) in order to retain and attract talented senior executives. The Compensation and Management Development Committee is actively involved in determining the Company’s compensation strategy and continuously reviews the Company’s compensation programs for senior executives, oversees compensation packages (which typically include stock option grants) for prospective senior executives and approves all stock option grants to senior executives. The Compensation and Management Development Committee routinely obtains surveys from independent compensation experts. Compensation surveys obtained by the Compensation and Management Development Committee uniformly support the use of stock option grants for senior executives as one element of a balanced compensation package, such as the compensation packages offered by the Company. The Compensation and Management Development Committee routinely evaluates all available forms of compensation to assess which, and in what combinations, will be the most effective and will, in the Compensation and Management Development Committee’s judgment, best serve stockholder interests over both the short and long term.

The Board of Directors believes that a flexible and balanced approach to executive compensation involving a combination of base salary, annual incentives and long term incentives, including stock options, best serves the interests of stockholders. The Company’s compensation strategy, including its use of stock options, is designed to achieve the Company’s long-term strategic objectives and to enhance stockholder value, as noted in the Compensation and Management Development Committee Report. The Board of Directors believes that stockholder value would not be enhanced by eliminating the use of stock options for senior executives and thus removing an important component of executive compensation.

The Board of Director’s philosophy with respect to executive compensation is a reflection of its overall compensation philosophy. At Amgen, stock option plans have been established to provide all employees with an opportunity to share in the long-term performance of the Company—not just senior officers. Indeed, in 2002, stock option grants to the Company’s Chief Executive Officer and next four highest paid officers accounted for only 6.6% of all the stock options awarded to employees. Additionally, historically the Compensation and Management Development Committee has established a budget for the Company’s annual periodic stock option grant made to substantially all the Company’s employees (including officers). This budget has approximated 1% of the Company’s total shares outstanding in recent years and is intended to limit dilution from this annual grant.

The proponent of this proposal argues that banning stock options would decouple executive pay from short-term price movements and that stock option grants encourage excessive risk taking by executives. However, because typical stock option grants to senior executives generally vest in annual tranches over five years from the date of the grant, senior executives can only access a portion of their grants during any short-term period. As a result, excessive risk-taking by executives is actually discouraged, rather than encouraged, by stock option grants since executives must focus on long-term performance to achieve gain from their stock options. The Board of Directors believes that because the potential financial gain on stock options is directly linked to the price of the Company’s stock over time, stock option grants serve to create incentives for senior executives to enhance the long-term performance of the Company, rather than short-term price movements.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting will be required to approve the stockholder proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 4.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

AND CERTAIN BENEFICIAL OWNERS

Common Stock

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of February 13, 2003, by: (i) each director; (ii) the Company’s Chief Executive Officer and President, and each of its other four most highly compensated executive officers (collectively the “Named Executive Officers”) for the year ended December 31, 2002; and (iii) all directors, Named Executive Officers and executive officers of the Company as a group. To the Company’s knowledge, there were no holders beneficially owning more than 5% of the Company’s Common Stock as of February 13, 2003.

	Common Stock Beneficially Owned(1)(2)
Beneficial Owner	Number of Shares	Percent of Total
David Baltimore	124,000	*
Frank J. Biondi, Jr.	76,000	*
Jerry D. Choate	140,000	*
Edward V. Fritzky(3)	2,066,055	*
Frederick W. Gluck	85,000	*
Franklin P. Johnson, Jr.(4)	2,554,273	*
Steven Lazarus	306,543	*
Gilbert S. Omenn(5)	304,314	*
Judith C. Pelham	147,200	*
J. Paul Reason	76,050	*
Donald B. Rice	96,000	*
Patricia C. Sueltz	76,000	*
Kevin W. Sharer(6)	756,527	*
Roger M. Perlmutter	211,500	*
George J. Morrow	130,000	*
Dennis M. Fenton(7)	562,555	*
Richard D. Nanula	230,000	*
All directors, Named Executive Officers and executive officers as a group (23 persons)(3)(4)(5)(6)(7)(8)(9)	8,675,303	*

*	Less than 1%

(1)	Information in this table regarding directors, Named Executive Officers and executive officers is based on information provided by them. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the directors, Named Executive Officers and executive officers has sole voting and/or investment power with respect to such shares, except for Mr. Sharer and Drs. Bonanni and Fenton who have shared voting and/or investment power through their respective trusts.

(2)	Includes shares which the individuals shown have the right to acquire as of February 13, 2003, or within 60 days thereafter, pursuant to outstanding stock options, as follows: Dr. Baltimore—124,000 shares; Mr. Biondi—76,000 shares; Mr. Choate—140,000 shares; Mr. Fritzky—1,785,800 shares; Mr. Gluck—80,000 shares; Mr. Johnson—158,000 shares; Mr. Lazarus—158,000 shares; Dr. Omenn—158,000 shares; Ms. Pelham—143,200 shares; Adm. Reason—76,000 shares; Dr. Rice—92,000 shares; Ms. Sueltz—76,000 shares; Mr. Sharer—695,880 shares; Dr. Perlmutter—120,000 shares; Mr. Morrow—120,000 shares; Dr. Fenton—392,002 shares; Mr. Nanula—145,000 shares and all current directors, Named Executive Officers and executive officers as a group—5,134,554 shares. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

(3)	Includes 5,743 shares held in the Company’s Retirement and Savings Plan and 1,056 shares held by Mr. Fritzky’s children.

(4)	Includes 1,324,744 shares held by Asset Management Partners, a venture capital limited partnership, of which Mr. Johnson is the general partner. As the general partner, Mr. Johnson may be deemed to have voting and investment power as to all of these shares, and therefore may be deemed to be a beneficial owner of such shares. Excludes 835,816 shares held by Mr. Johnson’s wife; Mr. Johnson disclaims beneficial ownership of such shares.

(5)	Includes 5,250 shares held by one of Dr. Omenn’s children.

(6)	Includes 48,615 shares held by the Sharer Family Trust.

(7)	Includes 169,553 shares held by the Fenton Family Trust and 1,000 shares held by the Fenton Irrevocable Trust.

(8)	Includes 700 shares held by Dr. Bonanni’s children and 4,739 shares held by the Bonanni Family Trust.

(9)	Excludes 4,852 shares held in the Charitable Remainder Trust of Steven Odre; Mr. Odre disclaims beneficial ownership of such shares.

Contractual Contingent Payment Rights

In 1993, the Company exercised its option to purchase the Class A and Class B limited partnership interests of Amgen Clinical Partners, L.P. (the “Partnership”), a limited partnership previously formed to develop and commercialize products from certain technologies for human pharmaceutical use in the United States. As a result of the Company exercising such option, each then-holder of a limited partnership interest in the Partnership acquired contractual contingent payment rights based on the number of such holder’s interests. The contractual contingent payment rights are not voting securities but entitle the holders thereof to receive quarterly payments, subject to certain adjustments, equal to a stated percentage of the Company’s sales of certain products in specified geographic areas. In 2002, holders earned $129,141 for each whole contractual contingent payment right held. The following table sets forth certain information regarding the ownership of the Company’s contractual contingent payment rights as of February 13, 2003, by: (i) each director; (ii) each of the Named Executive Officers; (iii) all directors, Named Executive Officers and executive officers as a group; and (iv) holders known by the Company to be beneficial owners of more than 5%:

	Contractual Contingent Payment Rights Beneficially Owned(1)
Beneficial Owner	Number of Rights	Percent of Total
Drug Royalty USA, Inc.	46.6	5.5
675 Third Avenue New York, NY 10017
Bioventure Investments, KFT	64.7	7.7
101 Convention Center Drive, Ste 850 Las Vegas, NV 89109
PaineWebber Development Corp.(2)	88.0	10.5
1285 Avenue of the Americas, 13th Floor New York, NY 10019
David Baltimore	0	*
Frank J. Biondi, Jr.	0	*
Jerry D. Choate	0	*
Edward V. Fritzky	0	*
Frederick W. Gluck	0	*
Franklin P. Johnson, Jr.(3)	4.0	*
Steven Lazarus	0	*
Gilbert S. Omenn	0.5	*
Judith C. Pelham	0	*
J. Paul Reason	0	*
Donald B. Rice	0	*
Patricia C. Sueltz	0	*
Kevin W. Sharer	0	*
Roger M. Perlmutter	0	*
George J. Morrow	0	*
Dennis M. Fenton	0	*
Richard D. Nanula	0	*
All directors, Named Executive Officers, executive officers as a group (23 persons)(3)	4.5	*

*	Less than 1%

(1)	Information regarding directors, Named Executive Officers, executive officers and beneficial owners of more than 5% of the Company’s contractual contingent payment rights is based on information provided by them. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each holder of a contractual contingent payment right(s) has sole investment power with respect to such right(s) beneficially owned.

(2)	PaineWebber Development Corp. disclaims beneficial ownership of such contractual contingent payment rights.

(3)	Includes four rights held by Asset Management Partners, a venture capital limited partnership, of which Mr. Johnson is the general partner. As the general partner, Mr. Johnson may be deemed to have investment power as to all of these rights, and therefore may be deemed to be a beneficial owner of such rights.

EXECUTIVE COMPENSATION

Compensation of Directors

Cash Compensation.    Directors of the Company who are also employees of the Company are not separately compensated for their service as directors. Non-employee directors receive a quarterly retainer of $5,000 (plus $1,500 for a Committee Chairman) and a per Board meeting fee of $1,250 (plus $750 for Committee members attending a committee meeting, up to a maximum of $1,500 for all committee meetings held on the same day). In January 2002, each of the non-employee directors also received $1,250 for his or her attendance at a one-day conference with the Company’s senior management. In addition, Mr. Biondi received $2,250 as compensation for his attendance at three Audit Committee meetings prior to his appointment as a member of the Audit Committee. The members of the Board of Directors also are entitled to reimbursement of their expenses incurred in connection with attendance at Board, committee meetings, and conferences with the Company’s senior management in accordance with Company policy. There are no family relationships among any directors of the Company.

Equity Compensation.    Non-employee directors are also entitled to receive stock option grants as compensation for their service as directors. The 1991 Plan provides for formula grants for non-employee directors. Under this plan, each non-employee director is automatically granted an annual non-discretionary option to purchase shares of Common Stock of the Company. In addition, newly appointed non-employee directors automatically receive one-time inaugural stock option grants. Non-employee directors receive annual grants of 16,000 shares in January of each year; inaugural grants to new non-employee directors are 60,000 shares. The exercise price of options granted under the 1991 Plan is equal to 100% of the fair market value of the underlying stock on the date of the option grant. Formula stock option grants awarded to non-employee directors under the 1991 Plan vest and are exercisable: (a) on the date of grant, if the director has had three years of prior continuous service as a non-employee director, or (b) one year from the date of grant, if a director has had less than three years of prior continuous service as a non-employee director. Formula Options expire ten years from the date of grant.

In January 2002, the Company granted to each of the non-employee directors a Formula Option under the 1991 Plan covering 16,000 shares at an exercise price of $56.30 per share. In January 2002, the Company also granted to each of Mr. Biondi and Ms. Sueltz an inaugural stock option grant for 60,000 shares, with an exercise price of $55.69 per share, upon their respective appointments to the Board.

For stock options granted prior to June 1998, a non-employee director optionee is entitled to a Reload Option in the event the optionee exercises his or her option, in whole or in part, by surrendering other shares of Common Stock of the Company held by such non-employee director. Any such Reload Option: (i) will be for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of the original option; (ii) will have an expiration date that is the same as the expiration date of the original option; and (iii) will have an exercise price that is equal to 100% of the fair market value of the Common Stock subject to the Reload Option on the date of exercise of the original option. Any such Reload Option will be subject to the availability of sufficient shares under the Amended and Restated 1991 Equity Incentive Plan. There is no Reload Option on a Reload Option. Stock options granted in June 1998 or subsequently do not have Reload Options.

Compensation of Executive Officers

Summary Compensation Table.    The following table sets forth summary information concerning certain compensation awarded or paid to, or earned by, the Named Executive Officers for all services rendered in all capacities to the Company for the years ended December 31, 2002, 2001, and 2000:

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Other Annual Compen- sation ($)		Restricted Stock Award(s) ($)		Securities Under- lying Options (#)	All Other Compensation ($)(2)
Kevin W. Sharer,	2002	980,000	1,800,000		16,140	(3)			450,000	497,750	(4)
Chairman of the Board,	2001	933,333	860,533						450,000	95,798
Chief Executive Officer and President	2000	810,569	1,358,030						1,450,000	79,019

Roger M. Perlmutter,	2002	683,333	1,276,250	(5)	235,279	(6)			150,000	1,415,339	(7)
Executive Vice President, Research and Development	2001	637,917	1,500,000	(8)	253,950	(6)	6,543,645	(9)	350,000	1,371,989	(10)

George J. Morrow,	2002	683,335	1,276,252	(5)	20,148	(11)			150,000	3,024,607	(12)
Executive Vice President, Worldwide Sales and Marketing	2001	618,337	1,500,000	(8)	194,371	(11)			350,000	2,624,086	(10)

Dennis M. Fenton,	2002	680,000	1,071,000						150,000	13,181
Executive Vice President	2001	652,288	635,231						180,000	35,342
	2000	455,973	559,084						153,800	4,257

Richard D. Nanula,	2002	616,667	971,250						225,000	57,343
Executive Vice President, Finance, Strategy and Communications and Chief Financial Officer	2001	375,000	315,000				5,524,992	(13)	350,000	25,228

(1)	Includes compensation deferred under the Company’s Retirement and Savings Plan (the “401(k) Plan”) otherwise payable in cash during each calendar year.

(2)	Figures shown reflect net amounts. Amounts shown for 2002, 2001, and 2000 for Messrs. Sharer and Nanula and Dr. Fenton are comprised primarily of Company credits to the Supplemental Retirement Plan (the “SRP”), with additional amounts included as a result of a contribution by the Company (the “Company Contribution”) to the Company’s 401(k) Plan for each of the Named Executive Officers. Amounts shown for 2002 and 2001 for Dr. Perlmutter and Mr. Morrow include Company credits to the SRP, Company Contributions, and certain deferred compensation (see footnotes (7), (10) and (12)). The SRP is a non-qualified, unfunded plan. Participation in the SRP is available to selected participants in the Company’s 401(k) Plan who are affected by the Internal Revenue Code limits on the amount of employee compensation that may be recognized for purposes of calculating the Company’s Contributions. Pursuant to the SRP, accounts for the respective Named Executive Officers were credited with (reduced by) the following amounts, including accrued dividends, interest and unrealized gains or losses for the years ended December 31, 2002, 2001, and 2000, respectively: Mr. Sharer, ($18,250), $82,198, and $65,419; Dr. Perlmutter, $56,884, $157,009, and $0; Mr. Morrow $83,307, $97,909, and $0; Dr. Fenton, ($2,819), $21,742, and ($9,343); and Mr. Nanula $41,343, $15,378, and $0. Pursuant to the 401(k) Plan, the Company Contribution for the years ended December 31, 2002, 2001, and 2000, respectively, were: Mr. Sharer, $16,000, $13,600, and $13,600; Dr. Perlmutter, $16,000, $12,800, and $0; Mr. Morrow, $16,000, $13,600, and $0; Dr. Fenton, $16,000, $13,600, and $13,600; and Mr. Nanula, $16,000, $9,850, and $0.

(3)	Consists of a tax gross-up in 2002 for the value of Mr. Sharer’s personal use of a car and driver provided to Mr. Sharer by the Company for his transportation, which resulted in imputed income of $16,565 in 2002.

(4)	The amount includes a deferred compensation credit of $500,000 as a result of a Company contribution to the Amgen Inc. Nonqualified Deferred Compensation Plan. See “—Nonqualified Deferred Compensation Plan.” See also note 2, above.

(5)	Includes a retention bonus in the amount of $200,000. See “—Employment and Compensation Arrangements.”

(6)	For the years ended December 31, 2002 and 2001, respectively, consists of the following amounts paid pursuant to the Company’s relocation programs: reimbursement of relocation expenses in the amounts of $29,514 and $145,353; tax gross-ups of $91,896 and $65,825 for reimbursement of relocation expenses; and reimbursement in the amounts of $113,869 and $42,772 made by the Company in accordance with Dr. Perlmutter’s participation in the Company’s relocation mortgage subsidy program.

(7)	The amount includes a deferred compensation credit of $1,332,005 as a result of a Company contribution to the Amgen Inc. Executive Nonqualified Retirement Plan; of premium in the amount of $10,450 for insurance premiums paid by the Company with respect to a term life insurance policy in the amount of $10,000,000 for Dr. Perlmutter’s benefit until 2007. See “—Executive Nonqualified Retirement Plan.” See also note 2, above.

(8)	Consists of a bonus of $750,000 upon commencement of employment and $750,000 minimum guaranteed incentive bonus See “—Employment and Compensation Arrangements.”

(9)	Calculated by multiplying the amount of restricted stock by the closing market price of $58.6875 on January 8, 2001, the date of the restricted stock grant, less aggregate consideration paid by Dr. Perlmutter of $11.15. In accordance with the terms of his letter agreement with the Company, effective January 8, 2001, Dr. Perlmutter was granted 111,500 shares of restricted stock of Amgen in consideration of his payment of $11.15. The value of such restricted stock as of December 31, 2002 (calculated by multiplying the amount of restricted stock by the closing market price of $48.34 per share on December 31, 2002, less the aggregate purchase price of $11.15) was $3,456,299. The repurchase option shall lapse with respect to the following number of shares on the following dates: 40,000 shares on April 1, 2002; 23,750 shares on April 1, 2003; 23,750 shares on April 1, 2004; and 24,000 shares on April 1, 2005. On March 22, 2002, Dr. Perlmutter’s letter agreement was amended to accelerate the lapse of the repurchase option with respect to the first 40,000 shares to March 25, 2002 from April 1, 2002. See “—Employment and Compensation Arrangements—Dr. Roger M. Perlmutter.”

(10)	The amount includes $1,202,130 and $2,512,577, respectively, of deferred compensation credits as a result of Company contributions to the Amgen Inc. Executive Nonqualified Retirement Plan for the benefit of Dr. Perlmutter and Mr. Morrow. See “—Executive Nonqualified Retirement Plan.” See also note 2, above.

(11)	For the years ended December 31, 2002 and 2001, respectively, consists of the following amounts paid pursuant to the Company’s relocation programs: reimbursement of relocation expenses in the amounts of $0 and $141,759; tax gross-ups of $8,210 and $42,629 for reimbursement of relocation expenses; and reimbursements in the amounts of $11,938 and $9,983 made by the Company in accordance with Mr. Morrow’s participation in the Company’s relocation mortgage subsidy program.

(12)	This amount includes a deferred compensation credit of $2,807,017 as a result of a Company contribution to the Amgen Inc. Executive Nonqualified Retirement Plan; of premiums in the amount of $26,900 for a term life insurance policy in the amount of $15,000,000 for Mr. Morrow’s benefit until 2006, and $91,383 with respect to insurance premiums paid by the Company on July 9, 2002 for the assumption of split dollar life insurance policies provided to Mr. Morrow by his former employer, respectively. The Company would be reimbursed for certain of its premium payments from the proceeds of the split dollar life insurance policies in the event Mr. Morrow dies or in certain other events. See “—Executive Nonqualified Retirement Plan.” See also note 2, above.

(13)	Calculated by multiplying the amount of restricted stock by the closing market price of $65.00 on May 16, 2001, the date of the restricted stock grant less aggregate consideration paid by Mr. Nanula of $8.50. In accordance with the terms of his letter agreement with the Company, effective May 16, 2001, Mr. Nanula was granted 85,000 shares of restricted stock of the Company in consideration of his payment of $8.50. The value of such restricted stock as of December 31, 2002 (calculated by multiplying the amount of restricted stock by the closing market price of $48.34 per share on December 31, 2002, less the aggregate purchase price of $8.50) was $4,108,892. The repurchase option shall lapse with respect to the following number of shares on the following dates: 20,000 shares on May 16, 2004; 20,000 shares on May 16, 2005; and 45,000 shares on May 16, 2006. See “—Employment and Compensation Arrangements—Mr. Richard D. Nanula.”

Stock Option Grants.    The following table sets forth information concerning individual grants of stock options made by the Company during the year ended December 31, 2002, to each of the Named Executive Officers:

OPTION GRANTS IN FISCAL YEAR 2002

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(2)		Percentage of Total Options Granted to Employees in Fiscal Year(5)	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
						5% ($)	10% ($)
Kevin W. Sharer	450,000	(3)	2.65%	38.36	07/01/09	7,027,367	16,376,755
Roger M. Perlmutter	150,000	(3)	0.88%	38.36	07/01/09	2,342,456	5,458,918
George J. Morrow	150,000	(3)	0.88%	38.36	07/01/09	2,342,456	5,458,918
Dennis M. Fenton	150,000	(3)	0.88%	38.36	07/01/09	2,342,456	5,458,918
Richard D. Nanula	75,000	(4)	0.44%	54.50	01/29/09	1,664,023	3,877,881
	150,000	(3)	0.88%	38.36	07/01/09	2,342,456	5,458,918

(1)	The potential realizable value is based on the term of the option at the time of its grant, which is seven years for the stock options granted to the Named Executive Officers. The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with SEC rules and regulations and do not represent the Company’s estimates of stock price appreciation. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and the stock sold on the last day of its term at this appreciated stock price. No valuation method can accurately predict future stock prices or option values because there are too many unknown factors. No gain to the optionee is possible unless the stock price increases over the option term. Such a gain in stock price would benefit all stockholders.

(2)	Options shown in the table have a term of seven years, subject to earlier termination if the optionee ceases employment with the Company or an affiliate of the Company (as defined in the Amended and Restated 1991 Equity Incentive Plan or other applicable plan). The vesting of all options will be automatically accelerated in the event of a change in control (as defined in the Amended and Restated 1991 Equity Incentive Plan or other applicable plan). In addition, the options are subject to, in certain circumstances, full or partial accelerated vesting upon the death or permanent and total disability of the optionee while in the employ of the Company or an affiliate of the Company, or death within three months after termination of employment, or voluntary retirement of an optionee after age 60 who has been employed by the Company or an affiliate of the Company for at least 15 consecutive years (“Voluntary Retirement”), as provided in the option grant agreement, or at the discretion of the Compensation and Management Development Committee as permitted by the Amended and Restated 1991 Equity Incentive Plan or other applicable plan. Additionally, upon the Voluntary Retirement these options shall not terminate until the earlier of the termination date set forth in the grant agreement or three years following the date of Voluntary Retirement.

(3)	Options vest and are exercisable as to 20% of the total grant on each of the first, second, third, fourth and fifth anniversaries of the date of the grant.

(4)	Options vested and became exercisable upon the date of grant, January 29, 2002.

(5)	In 2002, the Company granted stock options covering a total of 16,949,622 shares of Common Stock to Company employees under all stock option plans maintained by the Company and this number was used in calculating the percentages.

Aggregated Option Exercises.    The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during the year ended December 31, 2002, by each of the Named Executive Officers and the final year-end value of unexercised options:

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2002

AND FISCAL YEAR-END 2002 OPTION VALUES

Individual Grants
			Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(2)	Exercisable/Unexercisable	Exercisable/Unexercisable
Kevin W. Sharer	300,000	9,821,158	695,880 / 1,886,000	1,233,915 / 8,766,840

Roger M. Perlmutter	0	0	70,000 / 430,000	0 / 1,497,000

George J. Morrow	0	0	70,000 / 430,000	0 / 1,497,000

Dennis M. Fenton	136,268	4,935,587	442,002 / 463,754	11,105,909 / 3,247,159

Richard D. Nanula	0	0	145,000 / 430,000	0 / 1,497,000

(1)	Value of unexercised in-the-money options is calculated based on the market value of the underlying securities, minus the exercise price, and assumes sale of the underlying securities on December 31, 2002, the last trading day for 2002, at a price of $48.34 per share, the fair market value of the Company’s Common Stock on such date.

(2)	Value realized is based on the market value of the Company’s Common Stock on the respective dates of exercise, minus the applicable exercise price, and does not necessarily indicate that the optionee sold stock on that date or, at that price, or at all.

Change-in-Control Arrangements

Effective as of October 20, 1998 (the “Effective Date”), the Board of Directors adopted the Amgen Inc. Change of Control Severance Plan (the “CCS Plan”) which provides certain severance benefits to persons who hold certain designated positions with the Company as of the date on which a Change of Control (as defined below) of the Company occurs. If a Change of Control had occurred on December 31, 2002, the CCS Plan would have covered approximately 728 officers and key employees of the Company, including each of the Named Executive Officers. Under the terms of the CCS Plan, the CCS Plan extends through December 31, 2002, subject to automatic one year extensions unless the Company notified the participants that the term would not be extended no later than September 30, 2002. The Company has not notified participants that the term will not be extended, so the term has been extended to December 31, 2003, subject to possible further extension. If a Change of Control occurs during the original or any extended term, the CCS Plan will continue in effect for at least 36 months following the Change of Control. Prior to the occurrence of a Change of Control, the Company has the right to terminate or amend the CCS Plan at any time; after the occurrence of a Change of Control, the CCS Plan may not be terminated or amended in any way that adversely affects a participant’s interests under the CCS Plan without the participant’s written consent.

Under the CCS Plan, a Change of Control generally will be deemed to have occurred at any of the following times: (i) upon the acquisition by any person, entity or group of beneficial ownership of 50% or more of either the then outstanding Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or (ii) at the time individuals making up the incumbent Board (as defined in the CCS Plan) cease for any reason to constitute at least a majority of the Board; or (iii) immediately prior to the consummation by the Company of a reorganization, merger, or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the shares of the Company entitled to vote generally in the election of directors; or (iv) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company; or (v) any other event which the incumbent Board, in its sole discretion, determines is a change of control.

Under the CCS Plan, if a Change of Control occurs and a participant’s employment is terminated within the two year period immediately following the Change of Control by the Company other than for Cause or Disability (each as defined in the CCS Plan) or by the participant for Good Reason (as defined in the CCS Plan), the participant will be entitled to certain payments and benefits in lieu of further salary payments subsequent to such termination and in lieu of severance benefits otherwise payable by the Company (but not including accrued vacation and similar benefits otherwise payable upon termination). In the event of such termination, the participant will receive a lump sum cash severance payment in an amount equal to the excess, if any, of (A) the product of (x) a benefits multiple (either 3, 2 or 1, depending on the participant’s position (a “Benefits Multiple”)), and (y) the sum of (i) the participant’s annual base salary immediately prior to termination or, if higher, immediately prior to the Change of Control, plus (ii) the participant’s targeted annual bonus for the year in which the termination occurs or, if higher, the participant’s average annual bonus for the three years immediately prior to the Change of Control; over (B) the aggregate value (determined in accordance with Section 280G of the Code) of the acceleration of vesting of the participant’s unvested stock options in connection with the Change of Control. The terms of the Amended and Restated 1988 Stock Option Plan, the Amended and Restated 1991 Equity Incentive Plan, and the Amended and Restated 1997 Special Non-Officer Equity Incentive Plan, Article II of the Amended and Restated 1993 Equity Incentive Plan, and Article II of the Amended and Restated 1999 Equity Incentive Plan contain the same definition of “change of control” as the CCS Plan definition, and such option plans provide for the acceleration of vesting of issued and outstanding stock options upon the occurrence of a change of control.

Participants who are senior executive-level staff members who are also members of the Amgen Executive Committee (which as of December 31, 2002, included each of the Named Executive Officers) have a Benefits Multiple of 3; participants who are senior management-level staff members at the level of “director” or equivalent and above (and who are not members of the Amgen Executive Committee), have a Benefits Multiple of 2; and management-level staff members at the level of “associate director” or equivalent have a Benefits Multiple of 1.

The Company will also provide the participant with continued health and other group insurance benefits for a period of 1 to 3 years (depending on the participant’s Benefits Multiple) after the participant’s termination of employment. In addition, the participant will be fully vested in his or her accrued benefits under the Company’s retirement plans and the Company will provide the participant with additional fully vested benefits under such plans in an amount equal to the benefits the participant would have earned under the plans had the participant continued to be employed by the Company for a number of years equal to the participant’s Benefits Multiple. The participant will also be indemnified by the Company and will be provided with directors’ and officers’ liability insurance (if applicable), each as set forth in the CCS Plan. In addition, if any payment, distribution or acceleration of vesting of any stock option or other right with respect to a participant who is a “disqualified individual” (within the meaning of Section 280G of the Code) would be subject to the excise tax imposed by Section 4999 of the Code, then the Company will pay the participant an additional lump sum cash payment in an amount equal to 20% of the amount of the participant’s “excess parachute payments” (within the meaning of Section 280G of the Code). If a Change of Control had occurred on the Effective Date, each of the Named Executive Officers would have received such indemnification and liability insurance.

The CCS Plan provides that for a period of years equal to a participant’s Benefits Multiple after the participant’s termination of employment, the participant will not disclose confidential information of the Company and will not solicit or offer employment to any of the Company’s employees. In the event that the participant breaches any of such provisions, the participant will forfeit any right to receive further payments or benefits under the CCS Plan.

Employment and Compensation Arrangements

Dr. Roger M. Perlmutter

Pursuant to an amended and restated letter agreement, effective as of January 8, 2001, by and between the Company and Dr. Roger Perlmutter, Dr. Perlmutter became Executive Vice President, Research and Development of the Company. The letter agreement provides for a monthly salary of $54,167 and a $750,000 bonus which was paid within 30 days of the start of Dr. Perlmutter’s employment with the Company. Dr. Perlmutter has been guaranteed a minimum incentive payment of $750,000 for each of 2001 and 2002 under the Company’s Amended and Restated Management Incentive Plan. The Company will also pay Dr. Perlmutter a retention bonus of $200,000 on each of the first five one-year anniversaries of the start of his employment with the Company. The Company has also agreed to provide Dr. Perlmutter with certain non-qualified deferred compensation benefits. See “—Executive Nonqualified Retirement Plan.” In addition, the Company also agreed to maintain and pay the premiums on a term life insurance policy in the amount of $10,000,000 for Dr. Perlmutter’s benefit until 2007. Prior to the Sarbanes-Oxley Act, the Company made a loan of $1,000,000 to Dr. Perlmutter. In compliance with the Sarbanes-Oxley Act the Company no longer makes personal loans to executive officers prohibited by such Act. See “—Certain Transactions.”

Dr. Perlmutter was granted an option to purchase 200,000 shares of the Company’s Common Stock on January 8, 2001 with an exercise price of $58.6875 per share. The Company has also agreed to grant to Dr. Perlmutter an option under the periodic stock option program to purchase 150,000 shares of the Company’s Common Stock in each of 2001 and 2002. On June 15, 2001, July 2, 2001 and July 1, 2002, respectively, the Company granted to Dr. Perlmutter an option to purchase 50,000 shares, 100,000 shares and 150,000 shares of the Company’s Common Stock with an exercise price of $67.06 per share, $61.67 per share and $38.36 per share respectively. On January 8, 2001, Dr. Perlmutter was also awarded 111,500 shares of restricted Common Stock of the Company in consideration of his payment of $11.15. The Company has a right to repurchase the restricted stock at the price paid by Dr. Perlmutter for such stock in the event that Dr. Perlmutter’s employment is terminated for any reason other than his death or permanent and total disability. The repurchase option shall lapse with respect to the following number of shares on the following dates: 40,000 shares on April 1, 2002; 23,750 shares on April 1, 2003; 23,750 shares on April 1, 2004 and 24,000 shares on April 1, 2005. On March 22, 2002, Dr. Perlmutter’s letter agreement was amended to accelerate the lapse of the repurchase option with respect to the first 40,000 shares to March 25, 2002 from April 1, 2002.

If, within the first five years of his employment with the Company, Dr. Perlmutter’s employment is terminated without cause, or he resigns from the Company due to a reduction of his duties or base salary or annual target incentive opportunity under the Management Incentive Plan, Dr. Perlmutter will be entitled to receive three years of base salary and target incentive paid monthly and health care benefits, unless such health care benefits are obtained from another employer. Dr. Perlmutter is also entitled to receive severance benefits under the Company’s CCS Plan in the event of a change of control of the Company.

Mr. George J. Morrow

Pursuant to an amended and restated letter agreement, effective as of January 19, 2001, by and between the Company and Mr. George J. Morrow, Mr. Morrow became Executive Vice President, Worldwide Sales and Marketing of the Company. The letter agreement provides for a monthly salary of $54,167 and a $750,000 bonus which was paid within 30 days of the start of Mr. Morrow’s employment with the Company. Mr. Morrow has been guaranteed a minimum incentive payment of $750,000 for each of 2001 and 2002 under the Company’s Amended and Restated Management Incentive Plan. The Company will also pay Mr. Morrow a retention bonus of $200,000 on each of the first five one-year anniversaries of the start of his employment with the Company. The Company has also agreed to provide Mr. Morrow with certain non-qualified deferred compensation benefits. See “—Executive Nonqualified Retirement Plan.” In addition, the Company also agreed to maintain and pay the premiums on a term life insurance policy in the amount of $15,000,000 for Mr. Morrow’s benefit until 2006. The Company also agreed to either assume responsibility for, or provide alternative compensation with respect to, a split dollar life insurance policy provided to Mr. Morrow by his former employer. Prior to the Sarbanes-Oxley Act, the Company made a loan of $1,000,000 to Mr. Morrow. In compliance with the Sarbanes-Oxley Act the Company no longer makes personal loans to executive officers prohibited by such Act. See “—Certain Transactions.”

Mr. Morrow was granted an option to purchase 200,000 shares of the Company’s Common Stock on January 19, 2001 with an exercise price of $60.00 per share. The Company has also agreed to grant to Mr. Morrow an option under the periodic stock option program to purchase 150,000 shares of the Company’s Common Stock in each of 2001 and 2002. On June 15, 2001, July 2, 2001 and July 1, 2002, respectively, the Company granted to Mr. Morrow an option to purchase 50,000 shares, 100,000 shares and 150,000 shares of the Company’s Common Stock with an exercise price of $67.06 per share, $61.67 per share and $38.36 per share, respectively.

If, within the first five years of his employment with the Company, Mr. Morrow’s employment is terminated without cause, or he resigns from the Company due to a reduction of his duties or base salary or annual target incentive opportunity under the Management Incentive Plan, Mr. Morrow will be entitled to receive three years of base salary and target incentive paid monthly and health care benefits, unless such health care benefits are obtained from another employer. Mr. Morrow is also entitled to receive severance benefits under the Company’s CCS Plan in the event of a change of control of the Company.

Mr. Richard D. Nanula

Pursuant to an amended and restated letter agreement, effective as of May 14, 2001, by and between the Company and Mr. Richard D. Nanula, Mr. Nanula became Executive Vice President Finance, Strategy and Communications of the Company. Mr. Nanula became the Company’s Chief Financial Officer in August 2001. The letter agreement provides for a monthly salary of $50,000. Prior to the Sarbanes-Oxley Act, the Company made a loan of $3,000,000 to Mr. Nanula. In compliance with the Sarbanes-Oxley Act the Company no longer makes personal loans to executive officers prohibited by such Act. See “—Certain Transactions.”

Mr. Nanula was granted an option to purchase 200,000 shares of the Company’s Common Stock on May 16, 2001 with an exercise price of $65.00 per share. The Company has also agreed to grant to Mr. Nanula an option under the periodic stock option program to purchase 150,000 shares of the Company’s Common Stock in each of 2001 and 2002. On June 15, 2001, July 2, 2001 and July 1, 2002, respectively, the Company granted to Mr. Nanula an option to purchase 50,000 shares, 100,000 shares and 150,000 shares of the Company’s Common Stock with an exercise price of $67.06 per share, $61.67 per share and $38.36 per share, respectively. On May 14, 2001, Mr. Nanula was also awarded 85,000 shares of restricted Common Stock of the Company in consideration of his payment of $8.50. The Company has a right to repurchase the restricted stock at the price paid by Mr. Nanula for such stock in the event that Mr. Nanula’s employment is terminated for any reason other than his death or permanent and total disability. The repurchase option shall lapse with respect to the following number of shares on the following dates: 20,000 shares on May 16, 2004; 20,000 shares on May 16, 2005 and 45,000 shares on May 16, 2006.

If, within the first five years of his employment with the Company, Mr. Nanula’s employment is terminated without cause, or he resigns from the Company due to a reduction of his duties or base salary or annual target incentive opportunity under the Management Incentive Plan, Mr. Nanula will be entitled to receive three years of base salary and target incentive paid monthly and health care benefits, unless such health care benefits are obtained from another employer. Mr. Nanula is also entitled to receive severance benefits under the Company’s CCS Plan in the event of a change of control of the Company.

Mr. Edward V. Fritzky

In connection with the acquisition of Immunex Corporation by the Company, the Company and Mr. Edward V. Fritzky entered into an employment agreement effective July 15, 2002. The employment agreement was amended and restated on January 2, 2003. Pursuant to the employment agreement, Mr. Fritzky is employed by the Company as a special advisor. Mr. Fritzky is also a member of the Board of Directors. The employment agreement provides for an annual base salary of not less than $500,000 for the term of the employment agreement. Such agreement will terminate July 15, 2004. The Company has also contributed a retention bonus of $1,000,000 to a deferred compensation account established for Mr. Fritzky. The retention bonus vests as follows: $500,000 on July 15, 2003 and $250,000 on each of January 15, 2004 and July 15, 2004. Additionally, in consideration of Mr. Fritzky’s waiver of any right to payment pursuant to the Immunex Corporation Leadership Continuity Policy, the Company made a one-time payment to Mr. Fritzky of $5.4 million.

Mr. Fritzky was granted an option to purchase 450,000 shares of the Company’s Common Stock on July 15, 2002 with an exercise price of $31.07 per share with one third of the shares vesting upon grant and one third vesting on each of the first and second anniversaries of the date of grant. Mr. Fritzky was also awarded 100,000 shares of restricted Common Stock of the Company in consideration of his payment of $10.00. The Company has a right to repurchase the unvested restricted stock at the price paid by Mr. Fritzky for such stock in the event that Mr. Fritzky’s employment is terminated for any reason. Upon the grant of the restricted Common Stock, 34,000 shares became fully vested. Subject to Mr. Fritzky’s continued employment, the repurchase option for the remainder of the shares shall lapse with respect to the following number of shares on the following dates: 33,000 shares on July 15, 2003 and 33,000 shares on July 15, 2004.

Pursuant to the employment agreement, Mr. Fritzky receives reimbursement of up to $250,000 annually for secretarial, communications and technology support services approved by the Company. Mr. Fritzky is also entitled to receive financial counseling and tax planning services. If Mr. Fritzky is subject to excise tax as imposed by section 4999 of the Internal Revenue Code on any benefits paid or payable to Mr. Fritzky (“Total Payments”), the Company will pay an additional amount (the “Gross-Up Payment”) such that the net amount retained by Mr. Fritzky, after deduction of any excise tax and any federal, state and local income and employment taxes and excise tax upon the Gross-Up Payment, and after taking into account the phase out of itemized deductions and personal exemptions attributable to the Gross-Up Payment is equal to the Total Payments.

In the event that Mr. Fritzky’s employment is terminated for any reason during the term of his employment agreement, the Company will provide Mr. Fritzky with group welfare benefits and perquisites for three years following termination (except in the event of a termination by the Company for “cause” or by Mr. Fritzky without “good reason” as defined in the employment agreement), and outplacement services for twelve months (except in the event of Mr. Fritzky’s death). If Mr. Fritzky’s employment is terminated by the Company without “cause” or by Mr. Fritzky for “good reason,” Mr. Fritzky will be entitled to all of the benefits described in the preceding sentence, plus (i) Mr. Fritzky will receive a lump sum payment in an amount equal to all base salary due through the remainder of the term of the employment agreement, (ii) Mr. Fritzky’s retention bonus account will fully vest and be paid out, (iii) Mr. Fritzky’s restricted stock will immediately vest, and (iv) all of Mr. Fritzky’s options to purchase Company Common Stock will fully vest and become immediately exercisable. Mr. Fritzky must execute a release in favor of the Company as a condition to the receipt of these severance benefits.

During the term of Mr. Fritzky’s employment under the agreement, he may not be employed by any person or company other than the Company, without the Company’s prior approval. Mr. Fritzky may, however, perform limited consulting services to certain companies, so long as the consulting does not violate Mr. Fritzky’s proprietary information and arbitration agreement with the Company or interfere with Mr. Fritzky’s duties under the employment agreement. Mr. Fritzky may also be self-employed, an independent contractor, a partner or a consultant in a venture fund, or a founding member of a biotechnology startup so long as these activities do not compete with the Company, violate the proprietary information and arbitration agreement or interfere with Mr. Fritzky’s duties under the employment agreement.

Executive Nonqualified Retirement Plan

The Amgen Inc. Executive Nonqualified Retirement Plan has been established to provide supplemental retirement income benefits for a select group of management and highly compensated employees through Company contributions. Participants are selected by the Compensation and Management Development Committee. Dr. Perlmutter and Mr. Morrow are currently the only participants in this plan.

Under the plan, if Dr. Perlmutter is actively employed by the Company on September 16, 2007, the Company will credit a deferred compensation account for his benefit under the plan with $10,000,000. In the event that Dr. Perlmutter’s employment with the Company is terminated without cause prior to September 16, 2007, the Company will pay to Dr. Perlmutter between January 2 and January 31 of the year following the year in which his employment was terminated a prorated portion of the $10,000,000. This prorated portion will be equal to the ratio of the number of full months of Dr. Perlmutter’s active employment with the Company and 80 months; provided, however, that if the termination of Dr. Perlmutter’s employment occurs within two years after a change of control of the Company, Dr. Perlmutter will receive the prorated portion described above, plus an amount equal to $10,000,000 minus the sum of the prorated portion, and an amount equal to the aggregate spread between the exercise prices of Dr. Perlmutter’s unvested Company Common Stock options which are in-the-money and the vesting of which is accelerated by the change of control of the Company and The NASDAQ Stock Market closing price of the Company Common Stock on the date of the change of control.

If the termination of Dr. Perlmutter’s employment prior to September 16, 2007 is due to his permanent and total disability, Dr. Perlmutter will receive, on the second anniversary of the date upon which he last completed one week of active employment with the Company, a pro rata portion of the $10,000,000 based upon the ratio of the sum of the number of full months of his active employment with the Company plus 24 months, and 80 months.

If Dr. Perlmutter continues to be actively employed by the Company until January 7, 2011, the Company will credit interest on the deferred compensation account at a rate equal to 125% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted and compounded annually, from September 16, 2007 until the date upon which the deferred compensation account and accrued interest is distributed to Dr. Perlmutter. If Dr. Perlmutter’s employment is terminated for any reason prior to January 7, 2011, the Company will credit interest on the deferred compensation account at a rate equal to 100% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted and compounded annually, from September 16, 2006 until the date upon which the deferred compensation account and accrued interest is distributed to Dr. Perlmutter.

Under the plan, if Mr. Morrow is actively employed by the Company on January 19, 2006, the Company will credit a deferred compensation account for his benefit under the plan with $15,000,000. In the event that Mr. Morrow’s employment with the Company is terminated without cause prior to January 19, 2006, the Company will pay to Mr. Morrow between January 2 and January 31 of the year following the year in which his employment was terminated a prorated portion of the $15,000,000. This prorated portion will be equal to the ratio of the number of full months of Mr. Morrow’s active employment with the Company and 60 months; provided, however, that if the termination of Mr. Morrow’s employment occurs within two years after a change of control of the Company, Mr. Morrow will receive the prorated portion described above, plus an amount equal to $15,000,000 minus the sum of the prorated portion, and an amount equal to the aggregate spread between the exercise prices of Mr. Morrow’s unvested Common Stock options which are in-the-money and the vesting of which is accelerated by the change of control of the Company and The NASDAQ Stock Market closing price of the Common Stock on the date of the change of control.

If the termination of Mr. Morrow’s employment prior to January 19, 2006 is due to his permanent and total disability, Mr. Morrow will receive, on the second anniversary of the date upon which he last completed one week of active employment with the Company, a pro rata portion of the $15,000,000 based upon the ratio of the sum of the number of full months of his active employment with the Company plus 24 months, and 80 months.

If Mr. Morrow continues to be actively employed with the Company until January 19, 2011, the Company will credit interest on the deferred compensation account at a rate equal to 125% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted and compounded annually, from January 19, 2006 until the date upon which the deferred compensation account and accrued interest is distributed to Mr. Morrow. If Mr. Morrow’s employment is terminated for any reason prior to January 19, 2011, the Company will credit interest on the deferred compensation account at a rate equal to 100% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted and compounded annually, from January 19, 2006 until the date upon which the deferred compensation account and accrued interest is distributed to Mr. Morrow.

Nonqualified Deferred Compensation Plan

The Amgen Inc. Nonqualified Deferred Compensation Plan has been established to provide eligible participants with an opportunity to defer a portion of their annual base salary and annual management incentive plan bonus and to earn tax-deferred returns on the deferrals. Executive officers, vice presidents and other key employees of the Company selected by the Compensation and Management Development Committee are eligible to participate in the Nonqualified Deferred Compensation Plan. The Nonqualified Deferred Compensation Plan is an unfunded plan. Participants may defer up to 50% of their annual base salary and up to 100% of their annual management incentive plan bonus, with a minimum deferral amount of $2,000. In each year the Company may, in its sole discretion, credit any amount it desires to any participant’s account under the Nonqualified Deferred Compensation Plan. As of March 4, 2003, other than the credit made to Mr. Sharer’s account as described below, the Company has not credited any discretionary amounts to any of the other Named Executive Officers’ accounts.

The Company made a credit of $500,000 for the benefit of Mr. Sharer in recognition of Mr. Sharer’s 2002 performance. The vesting of this credit is contingent on Mr. Sharer’s continued employment with the Company until March 2, 2006. The credit and any plan earnings attributable to it may not be paid to Mr. Sharer until after he ceases to be a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code, as amended, with respect to the Company. See “—Compensation and Management Development Committee Report.”

The Compensation and Management Development Committee selects measurement funds consisting of mutual funds, insurance company funds, indexed rates or other methods for the purpose of providing the basis on which gains and losses shall be attributed to account balances under the plan. The Compensation and Management Development Committee may, in its sole discretion, discontinue, substitute, or add measurement funds at any time. Participants are entitled to elect to have deferrals credited to one or more measurement funds. A “rabbi trust” has been established to satisfy the Company’s obligations under the plan. Payments from the plan may be made in a lump sum or in annual installments for up to ten years at the election of the participant.

Compensation and Management Development Committee Report†

The Board of Directors has delegated to the Compensation and Management Development Committee of the Board of Directors (the “Compensation Committee”) the authority to establish and maintain the Job Grade and Compensation Range Tables and Merit Increase Guidelines used to establish initial salary guidelines and merit pay increases throughout the Company and as the basis for making specific recommendations to the Board concerning the compensation of executive officers, including the Chief Executive Officer. In addition, the Compensation Committee administers the performance based Executive Incentive Plan and the Management

†	The material in this report and in the performance graph is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Incentive Plan, the Company’s various stock option plans (collectively the “Stock Option Plans”), the 401(k) Plan, the Supplemental Retirement Plan, the Deferred Compensation Plan, the Amended and Restated Employee Stock Purchase Plan and all other compensation and benefit programs currently in place at the Company, including the various compensation and benefits plans the Company assumed upon its acquisition of Immunex Corporation. Compensation Committee members are all non-employee directors.

The Compensation Committee intends to design and administer its compensation plans to support the achievement of the Company’s long-term strategic objectives, to enhance stockholder value, to attract and retain highly qualified employees, and, to the extent consistent with these objectives, to maximize the deductibility of compensation for tax purposes.

Section 162(m) places a $1,000,000 limit on the amount of non-performance based compensation for each Named Executive Officer that may be deducted by the Company for tax purposes. The Compensation Committee has been advised that based upon prior stockholder approval of the material terms of the Management Incentive Plan, the Executive Incentive Plan and the Amended and Restated 1991 Equity Incentive Plan and Section 162(m), compensation under these plans is excluded from this limitation provided that the other requirements of Section 162(m) are met.

The key components of the compensation program for executive officers are base salary, annual incentive award (Management Incentive Plan and, as appropriate, Executive Incentive Plan), and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance and offers the opportunity to earn above average rewards when merited by individual and corporate performance.

Base Salary.    Base Salaries for all employees, including executive officers of the Company, are determined based on an established Job Grade and Compensation Range Table that is designed to provide a Base Salary competitive with the marketplace. In monitoring the Executive Job Grade and Compensation Range Table, the members of the Compensation Committee compared compensation information derived from compensation surveys outlining compensation levels at major pharmaceutical companies, the majority of which are included in the annual listing of the largest corporations in the United States as compiled by Fortune magazine, and leading biotechnology companies.1 Adjustments to each individual employee’s Base Salary are made in connection with annual performance reviews. The amounts of such increases are calculated using compensation levels at comparable companies and the Merit Increase Guidelines that provide for percentage salary increases based on the position in the Compensation Range and the result of each individual’s annual performance review. The Merit Increase Guidelines are adjusted annually and reflect the Compensation Committee’s assessment of appropriate salary adjustments given the results of competitive surveys and general economic conditions.

Performance Based Management Incentive Plan.    The Management Incentive Plan has been established to reward participants for their contributions to the achievement of Company-wide and individual performance goals. Executive officers, vice presidents and other key employees of the Company nominated by the Chief Executive Officer and approved by the Compensation Committee, are eligible to participate in the Management Incentive Plan. Management Incentive Plan payouts are established at a level designed so that when such payouts are added to a participant’s Base Salary, the resultant compensation for above average performance should exceed the average cash compensation level of comparable companies and the resultant compensation for below average performance should be less than the average cash compensation level of comparable companies.

1	The Compensation Committee utilizes data and summaries provided by independent consulting firms to determine comparable companies, including major pharmaceutical and leading biotechnology companies, and their compensation levels.

At the beginning of each Management Incentive Plan period, the Chief Executive Officer recommends for approval by the Compensation Committee the individual participants and the target incentive award for each participant expressed as a percentage of the base pay of the participant. The Compensation Committee establishes a formula for determining the amount of incentive award a participant may receive. Generally, a formula established by the Compensation Committee reflects both Company-wide goals and specific individual performance goals for the Participant.

As implemented by the Compensation Committee, each participant’s actual award under the Management Incentive Plan was based on both the determination of the extent to which such participant’s individual functional unit goals were achieved (in terms of percent achievement, subject to a maximum percentage established annually by the Compensation Committee, which may not exceed 150%) and the Compensation Committee’s determination of the extent to which the Company-wide goals were achieved (in terms of percent achievement, subject to a maximum percentage established by the Compensation Committee, which may not exceed 150%). For the 2002 Management Incentive Plan year, the formula established by the Compensation Committee to determine awards under the Management Incentive Plan was as follows: the participant’s target bonus multiplied by the percent achievement of Company-wide goals multiplied by the percent achievement of the participant’s functional unit goals. For executive officers of the Company, the percent achievement of Company-wide goals served as percent achievement of these participants’ functional unit goals. The maximum amount payable under the Management Incentive Plan to any participant in any calendar year may not exceed $1,800,000.

The Company-wide goals for the Management Incentive Plan period ended December 31, 2002 included goals related to 1) earnings per share, 2) growth in revenue, 3) specific research and product development objectives, 4) a goal to identify and initiate cost savings initiatives, 5) a goal to promote the long-term diversity of staff members and 6) a goal to promote the integration of the Immunex Corporation following the expected mid-year completion of the acquisition of Immunex by Amgen. The relative weightings of these six factors in determining the extent to which Company-wide goals were achieved were 27.5%, 27.5%, 32%, 5%, 3% and 5%, respectively. Based upon evaluations by management and approved by the Compensation Committee, the Company achieved 150% of the target Company-wide goals established under the Management Incentive Plan for the annual performance period ending December 31, 2002.

Performance Based Executive Incentive Plan.    At the Company’s Annual Meeting on May 16, 2002, stockholders approved the Executive Incentive Plan to take effect as of January 1, 2003. The Executive Incentive Plan provides the Compensation Committee with the ability to reward the accomplishments of the Company’s senior executives while preserving the deductibility of bonus payments under Section 162(m). The Executive Incentive Plan establishes maximum bonus payments to executive officers based upon a percentage of the Company’s annual Adjusted Net Income as defined in the plan. This maximum award limitation for each participating executive is higher than the level at which awards have been made in prior years under the Management Incentive Plan because federal tax regulations permit the Compensation Committee to lower, but not increase, such payment amounts to qualify as performance-based compensation. While it is not expected that the size of individual awards will be significantly increased in the future relative to comparable awards made under the Management Incentive Plan in prior years, the Compensation Committee would have the authority to approve larger awards if it considers such amounts appropriate to recognize noteworthy participant accomplishments. Participants in the Executive Incentive Plan will not be eligible to participate in the Management Incentive Plan for the same performance periods.

Stock Option Plans.    The Stock Option Plans offered by the Company have been established to provide all employees with an opportunity to share, along with stockholders, in the long-term performance of the Company.

Periodic grants of stock options are generally made annually to all eligible employees, with additional grants being made to certain employees upon commencement of employment and occasionally, following a significant change in job responsibility, scope or title or a particularly noteworthy achievement. Stock options granted under the various stock option plans generally have a three-, four- or five-year vesting schedule and generally expire seven years from the date of grant. The exercise price of options granted under the stock option plans is 100% of the fair market value of the underlying stock on the date of grant. Guidelines for the number of stock options for each participant in the periodic grant program generally are determined by a procedure established by the Compensation Committee based upon several factors including the salary grade midpoint, the performance of each participant and the approximate market price of the stock at the time of grant. The size of the grants, as developed under the procedure, are targeted to be somewhat above competitive levels as a reflection of both the added incentive to continue the favorable competitive performance of the Company, as well as the risk attached to the future growth of the biotech industry.

Stock Awards.    In prior years, the Compensation Committee has approved the awarding of shares of restricted Amgen Common Stock to selected executive officers as authorized under the 1991 Plan. These awards were a key component of the compensation included in the employment offers necessary to attract the services of senior executives to the Company. The Compensation Committee will consider future such awards when it is necessary to attract and retain key executives.

CEO Compensation.    Mr. Sharer’s Base Salary, Management Incentive Plan payout and grants of stock options were determined in accordance with the criteria described in the “Base Salary,” “Performance Based Management Incentive Plan” and “Stock Option Plans” sections of this report. Mr. Sharer’s Base Salary for 2002 of $980,000 reflects the Board’s assessment of his very favorable performance and his position in the Grade and Range Table.

The Management Incentive Plan target for Mr. Sharer for the Management Incentive Plan period ended December 31, 2002 was set at 100% of Base Salary. Mr. Sharer’s award was based on the Company’s achievement of its Company-wide performance goals to the maximum extent possible, or 150%. The Company-wide goals also served as Mr. Sharer’s individual functional unit goals. The actual award under the Management Incentive Plan for the Management Incentive Plan period ended December 31, 2002 was $1,800,000, or 183.7% of Base Salary, the maximum amount permitted by the Management Incentive Plan.

In July 2002, Mr. Sharer was granted a periodic option to purchase 450,000 shares of Common Stock of the Company at 100% of fair market value on the date of grant, or $38.36 per share. The grant reflects the Board’s assessment of the substantial contributions made by Mr. Sharer to the long-term growth and performance of the Company.

In March 2003, in recognition of Mr. Sharer’s outstanding overall performance in 2002 in successfully closing the acquisition of Immunex Corporation and completing the external staffing of Amgen’s Executive Committee, the Compensation Committee credited Mr. Sharer with a special bonus credit in the amount of $500,000 under the Amgen Inc. Nonqualified Deferred Compensation Plan. The vesting of this credit is contingent on Mr. Sharer’s continued employment with Amgen until March 2, 2006. The credit and any plan earnings attributable to it are subject to all terms and conditions of the plan and may not be paid to Mr. Sharer until after he ceases to be a “covered employee” within the meaning of Section 162(m), with respect to Amgen.

COMPENSATION AND MANAGEMENT DEVELOPMENT

COMMITTEE OF THE BOARD OF DIRECTORS

Franklin P. Johnson, Jr., Chairman

Jerry D. Choate

Frederick W. Gluck

Steven Lazarus

J. Paul Reason

Compensation and Management Development Committee Interlocks and Insider Participation

During 2002, the Company’s Compensation and Management Development Committee consisted of Messrs. Choate, Gluck, Johnson, and Lazarus and Admiral Reason, all of whom are non-employee directors. No member of the Compensation and Management Development Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Performance Measurement Comparison

The chart set forth below shows the value of an investment of $100 on December 31, 1997 in each of Amgen Common Stock, the Amex Biotech Index (the “Amex Biotech”), the Standard & Poor’s Pharma & Biotech Index and the Standard & Poor’s 500 Index (the “S&P 500”). Due to the discontinuation of the S&P Drug Index by Standard & Poor’s in 2002, the Company has substituted the Standard & Poor’s Pharma & Biotech Index (the “S&P Pharma & Biotech”), a substantially similar index, in its place. All values assume reinvestment of the pre-tax value of dividends paid by companies included in these indices and are calculated as of December 31 of each year. The historical stock price performance of the Common Stock shown in the performance graph below is not necessarily indicative of future stock price performance.

Amgen vs. Amex Biotech, S&P Pharma & Biotech and S&P 500 Indices

Comparison of Five Year Cumulative Total Return

Value of Investment of $100 on December 31, 1997

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Amgen Inc.	$100.00	$193.19	$443.89	$472.52	$417.10	$357.24
Amex Biotech	$100.00	$113.98	$241.00	$390.54	$357.46	$208.26
S&P Pharma & Biotech	$100.00	$149.87	$137.43	$182.67	$157.43	$125.77
S&P 500	$100.00	$128.58	$155.63	$141.47	$124.66	$97.13

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of December 31, 2002 concerning the Company’s Common Stock that may be issued upon the exercise of options or the purchases of restricted stock under all of the Company’s equity compensation plans approved by stockholders and equity compensation plans not approved by stockholders in effect as of December 31, 2002.

	(a)	(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by Amgen security holders:
Amended and Restated 1987 Directors’ Stock Option Plan	307,200	$8.20		0	(1)
Amended and Restated 1988 Stock Option Plan	90,939	$13.96		0	(2)
Amended and Restated 1991 Equity Incentive Plan	27,833,702	$32.86		42,916,637
Amended and Restated Employee Stock Purchase Plan	—	$—	(3)	14,881,467

Total Approved Plans	28,231,841	$32.53		57,798,104
Equity compensation plans not approved by Amgen security holders:
Amended and Restated 1993 Equity Incentive Plan(4)	11,994,044	$19.65		681,637
Amended and Restated 1999 Equity Incentive Plan(4)	3,713,413	$49.09		14,864,474
Amended and Restated 1997 Special Non-Officer Equity Incentive Plan	59,329,923	$40.39		13,029,402
Foreign Affiliate Plans:
Amgen Limited Sharesave Plan	—	$—	(5)	377,325
The Amgen Limited 2000 UK Company Employee Share Option Plan(6)	—	$—		300,000

Total Unapproved Plans	75,037,380	$37.51		29,252,838

Total All Plans	103,269,221	$36.15		87,050,942

(1)	The Amended and Restated 1987 Directors’ Stock Option Plan (the “1987 Plan”) terminated on January 27, 1997. Although there are options still outstanding under the 1987 Plan, no shares are available for issuance under the 1987 Plan for future grants.

(2)	The Amended and Restated 1988 Stock Option Plan (the “1988 Plan”) terminated on March 14, 1998. Although there are options still outstanding under the 1988 Plan, no shares are available for issuance under the 1988 Plan for future grants.

(3)	The purchase occurred on December 31, 2002 (the “Purchase Date”) with a purchase of 707,628 shares of Common Stock for a purchase price of $41.09 per share, which is equivalent to 85% of the closing price of the Common Stock on the Purchase Date.

(4)	The plan was assumed pursuant to the terms of the merger agreement between the Company and Immunex Corporation which was approved by the Company’s stockholders in July 2002. The plan was previously approved by Immunex Corporation’s shareholders. The Amended and Restated 1993 Equity Incentive Plan terminated on March 11, 2003 and no shares are available for issuance under this plan for future grants.

(5)	In April 2002 and October 2002 (the “First Offering”), 21,301 and 1,374 shares, respectively, were purchased at a price of US$24.45, which is equivalent to not less than 80% of the market value of the Company’s Common Stock determined in accordance with the Exercise Price Determination Process described below. The First Offering period was from April 1, 1999 to March 31, 2002. The shares offered during the second offering period, which extends from April 1, 2000 to March 31, 2003, will have a purchase price of US$57.65, which is equivalent to not less than 80% of the market value of the Company’s Common Stock determined in accordance with the Exercise Price Determination Process. See “—Summary of the Equity Compensation Plans not Approved by the Stockholders—The Amgen Limited Sharesave Plan.”

(6)	Although 300,000 shares of Common Stock are authorized for issuance under the Amgen Limited 2000 UK Company Employee Share Option Plan (“CSOP”), no shares have been issued under the CSOP.

Summary of the Equity Compensation Plans Not Approved by Stockholders

The following is a summary of the equity compensation plans, which were in effect as of December 31, 2002 and were adopted or assumed by the Board without the approval of the Company’s stockholders:

Amended and Restated 1993 Equity Incentive Plan

The Amended and Restated 1993 Equity Incentive Plan (formerly known as the Immunex Corporation 1993 Stock Option Plan) (the “1993 Plan”) was assumed pursuant to the terms of the merger agreement between the Company and Immunex Corporation which was approved by the Company’s stockholders in July 2002. The plan was previously approved by Immunex Corporation’s shareholders. The 1993 Plan consists of two articles—Article I which governs awards granted prior to July 15, 2002 (the “Restatement Date”) and Article II which governs awards granted on or after the Restatement Date. As the terms of options grants made pursuant to the 1993 Plan going forward are governed exclusively by Article II of the plan, the following is a description of the material provisions of Article II of the 1993 Plan. This description is qualified in its entirety by reference to the 1993 Plan itself, which was filed as an exhibit to the Company’s Form S-8 dated July 16, 2002. Except as described below, the material provisions of Article II of the 1993 Plan are substantially similar to those of the Amended 1991 Plan previously described (references to the Amended 1991 Plan are deemed to be replaced with references to the 1993 Plan, as applicable):

•	The 1993 Plan terminated on March 11, 2003;

•	Subject to adjustments upon certain changes in the Common Stock, the number of shares authorized for issuance under Article II of the 1993 Plan was 19,510,646;

•	Under Article II of the 1993 Plan, no person may receive Stock Awards for more than 1,298,311 shares of Common Stock in any calendar year;

•	The 1993 Plan does not contain performance criteria for use in setting performance goals for the grant or vesting of stock bonuses and rights to purchase restricted stock;

•	The 1993 Plan does not provide for Reload Options; and

•	No award programs providing for the grant of formula or non-discretionary Stock Awards to non-employee directors has been established.

Amended and Restated 1999 Equity Incentive Plan

The Amended and Restated 1999 Equity Incentive Plan (formerly known as the Immunex Corporation 1999 Stock Option Plan) (the “1999 Plan”) was assumed pursuant to the terms of the merger agreement between the Company and Immunex Corporation which was approved by the Company’s stockholders in July 2002. The plan was previously approved by Immunex Corporation’s shareholders. The 1999 Plan consists of two articles—Article I which governs awards granted prior to July 15, 2002 (the “Restatement Date”) and Article II which governs awards granted on or after the Restatement Date. As the terms of options grants made pursuant to the 1999 Plan going forward are governed exclusively by Article II of the plan, the following is a description of the material provisions of Article II of the 1999 Plan. This description is qualified in its entirety by reference to the 1999 Plan itself, which was filed as an exhibit to the Company’s Form S-8 dated July 16, 2002. Except as described below, the material provisions of Article II of the 1999 Plan are substantially similar to those of Article II of the 1993 Plan described above (reference to the 1993 Plan are deemed to be replaced with references to the 1999 Plan, as applicable):

•	The 1999 Plan will terminate on July 15, 2012. No incentive stock options may be granted after February 22, 2009;

•	Subject to adjustments upon certain changes in the Common Stock, the number of shares authorized for issuance under Article II of the 1999 Plan is 19,267,793;

•	As of February 13, 2003, 14,922,383 shares remain available for future grants under Article II of the 1999 Plan; and

•	Under Article II of the 1999 Plan, no person may receive Stock Awards for more than 649,155 shares of Common Stock in any calendar year.

Amended and Restated 1997 Special Non-Officer Equity Incentive Plan

The Amended and Restated 1997 Special Non-Officer Equity Incentive Plan (the “1997 Plan”) was adopted by the Company on December 8, 1997. This description is qualified in its entirety by reference to the 1997 Plan itself, which was filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2002. Except as described below, the material provisions of the 1997 Plan are substantially similar to those of Article II of the 1993 Plan described above (reference to the 1993 Plan are deemed to be replaced with references to the 1997 Plan, as applicable):

•	The 1997 Plan does not have a set termination date;

•	Officers who are appointed by the Board are excluded from the 1997 Plan;

•	The 1997 Plan does not provide for non-discretionary grants to Directors of the Company;

•	Subject to adjustments upon certain changes in the Common Stock, the number of shares authorized for issuance under the 1997 Plan is 89,000,000;

•	As of February 13, 2003, 13,553,578 shares remain available for future grants under the 1997 Plan; and

•	Under the 1997 Plan, no person may receive Stock Awards for more than 2,000,000 shares of Common Stock in any calendar year.

The Amgen Limited Sharesave Plan.

The Amgen Limited Sharesave Plan (the “Sharesave Plan”) was adopted by the Board of Directors of Amgen Limited, the Company’s indirect wholly-owned UK subsidiary, and approved by the Board of Directors of the Company in October 1998. In general, the Sharesave Plan authorizes Amgen Limited to grant options to certain employees of Amgen Limited to buy shares of the Company’s Common Stock during three-year offering periods through savings contributions and guaranteed company bonuses. The principal purposes of the Sharesave Plan are to provide the Company’s eligible Amgen Limited employees with benefits comparable to those received by United States employees under the Company’s Amended and Restated Employee Stock Purchase Plan through the granting of options. Under the Sharesave Plan, not more than 400,000 shares of Common Stock are authorized for issuance upon exercise of options, subject to adjustment upon certain changes in the Company’s Common Stock. The Sharesave Plan is administered by the Board of Directors of Amgen Limited. Options are generally exercisable during the six months following the three year offering period at an exercise price determined by the Board, which cannot be less than 80% of the market value of the Company’s Common Stock determined in accordance with sections 272 and 273 of the UK Taxation of Chargeable Gains Act of 1992 and agreed for the purpose of the Amgen Limited Sharesave Plan with the Shares Valuation Division of the Inland Revenue for the business day last preceding the date of invitation (the “Exercise Price Determination Process”) at the commencement of the offering. Amounts in the plan are paid to the participants to the extent that options are not exercised.

Amgen Limited 2000 UK Company Employee Share Option Plan

The Amgen Limited 2000 UK Company Employee Share Option Plan (“CSOP”) was adopted by the Board of Directors of Amgen Limited and approved by the Board of Directors of the Company in June 1999. The CSOP was established to provide stock option grants to employees of Amgen Limited in accordance with certain UK tax laws. The terms of the CSOP are, to the extent permitted under UK laws, consistent with the Company’s 1997 Plan, as described above, with the exception of the following variations: (i) options cannot be granted to consultants, (ii) options cannot be transferred, (iii) options outstanding after an employee’s death must be exercised within 12 months of the date of such death and (iv) the change in control provision is eliminated. No termination date has been specified for the CSOP. Although 300,000 shares of Common Stock are authorized for issuance under the CSOP, no shares have been issued under the CSOP.

AUDIT MATTERS

Audit Committee Report(‡)

The Audit Committee has reviewed and discussed with management Amgen’s audited consolidated financial statements as of and for the year ended December 31, 2002.

The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Ernst & Young LLP their independence.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Amgen Board of Directors that the audited consolidated financial statements referred to above be included in Amgen Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Frank J. Biondi, Jr., Chairman

Gilbert S. Omenn

Judith C. Pelham

Patricia C. Sueltz

(‡)	The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Fees Paid to Independent Auditors

The following summarizes the fees paid to Ernst & Young LLP for the years ended December 31, 2002 and 2001:

	2002	2001
Audit	$2,662,000	$1,672,000
Audit-Related	176,000	97,000
Tax	1,288,000	2,567,000
Other	13,000	193,000

Total Fees	$4,139,000	$4,529,000

Audit-Related fees are primarily attributable to audits of affiliated companies and of the Company’s retirement plans. Tax fees are primarily attributable to various corporate tax planning initiatives and expatriate tax compliance. Ernst & Young did not perform any professional services with respect to information systems design and implementation for the years ended December 31, 2002 and 2001.

CERTAIN TRANSACTIONS

As a result of the Sarbanes-Oxley Act of 2002, the Company no longer makes personal loans to executive officers that are prohibited by such Act. Prior to the Sarbanes-Oxley Act, the Company had made personal loans to the executive officers of the Company listed below, generally in connection with their relocation closer to the Company. The annual interest rate on the loans to each officer, except the loan to Mr. Nanula, was 4.0% during the year ended December 31, 2002 and will be 3.0% for the year ending December 31, 2003. These interest rates are established and adjusted annually based on the average introductory rates on adjustable loans offered by California banks and savings and loans. The loan to Mr. Nanula is fixed at 5.0% for the term of the loan.

Name	Date of Loan	Original Amount of Loan ($)	Largest aggregate indebtedness since January 1, 2002 ($)	Aggregate outstanding indebtedness at March 1, 2003 ($)
Fabrizio Bonanni(1)	August 1999	250,000	150,000	100,000
Fabrizio Bonanni	October 1999	250,000	250,000	250,000
Hassan Dayem	July 2002	500,000	500,000	500,000
Brian M. McNamee	May 2001	500,000	500,000	500,000
Joseph P. Miletich	October 2002(2)	824,918	824,918	824,918
George J. Morrow	March 2001	1,000,000	1,000,000	1,000,000
Richard D. Nanula	June 2001	3,000,000	3,150,000	3,100,000
Roger M. Perlmutter	June 2001	1,000,000	1,000,000	1,000,000
Beth C. Seidenberg	March 2002	1,000,000	1,000,000	1,000,000

(1)	The Company will forgive 20% of the loan principal on each anniversary of Dr. Bonanni’s employment until no amount remains outstanding under the loan; interest payments will be reduced correspondingly. Dr. Bonanni commenced employment with the Company in April 1999.

(2)	In March 2002 in connection with his employment by the Company, the Company entered into a letter agreement with Dr. Miletich that required the Company to make a five-year adjustable rate loan for Dr. Miletich’s anticipated purchase of a new primary residence. The Company funded the loan in accordance with its obligations under the letter agreement in October 2002.

On March 2, 2001, the Company signed a letter agreement with Dr. Joan Kreiss, the spouse of Dr. Perlmutter, Executive Vice President, Research and Development, regarding possible funding of research grants for certain scientific work conducted by Dr. Kreiss. Under the terms of the letter agreement, if Dr. Kreiss relocates to Southern California, the Company will work with Dr. Kreiss and any new university with which she affiliates to try to obtain fellowships or grants to replace those that Dr. Kreiss is unable to transfer, if any. In addition, if replacement fellowships or grants cannot be obtained from other sources, the Company, as part of its general scientific research mission or through its charitable contribution programs, will work with Dr. Kreiss and the new university with which she affiliates to fund any deficits or grants which are attributable to fellowships or grants that she is not able to transfer, up to an amount not to exceed $1,250,000 per year for a period of five years from the date that Dr. Kreiss assumes a new position in Southern California. The Company did not fund any amounts pursuant to this agreement in 2002.

Amy Choate and Charles Lear, daughter and son-in-law, respectively, of Mr. Jerry Choate, a member of the Board of Directors, are employed by the Company as a human resources manager and as a manager of information systems communications, respectively. In 2002, Ms. Choate and Mr. Lear were paid $112,419 and $105,713, respectively, in salary and bonus. In 2002, Ms. Choate and Mr. Lear also participated in the Company’s periodic stock option program.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC and with The NASDAQ Stock Market. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on its review of the copies of such reports received by it, and written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, during the year ended December 31, 2002, the Reporting Persons complied with all Section 16(a) filing requirements applicable to them, except that the Initial Statement of Beneficial Ownership of Securities filed by Dr. Seidenberg was amended to correct her initial holdings of Amgen Common Stock and the amendment was deemed a late filing.

Stockholder Proposals

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the Company’s next annual meeting of stockholders. To be eligible for inclusion in the Company’s 2004 proxy statement, your proposal must be received by the Company no later than November 27, 2003 and must otherwise comply with Rule 14a-8 under the Exchange Act. In addition, the Bylaws contain an advance notice provision with respect to matters to be brought at an annual meeting of stockholders, and not included in the Company’s proxy statement. Further, if you would like to nominate a director or bring any other business before the stockholders at the 2004 Annual Meeting, you must comply with the procedures contained in the Bylaws and you must notify the Company in writing and such notice must be delivered to or received by the Secretary no later than February 13, 2004. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s 2004 proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

You may write to the Secretary of the Company at the Company’s principal executive office, One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 27-4-A, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Investor Relations, Amgen Inc., One Amgen Center Drive, Thousand Oaks, CA 91320-1799, Mail Stop 38-3-B, or contact Investor Relations by telephone at (805) 447-3352. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

By Order of the Board of Directors

STEVEN M. ODRE

Secretary

March 26, 2003

Appendix I

Amgen Inc.

Audit Committee of the Board of Directors

Charter

Purpose

The Audit Committee (the “Committee”) assists the Board of Directors (the “Board”) in fulfilling its fiduciary responsibilities with respect to the oversight of the Company’s affairs in the areas of financial accounting and reporting, the underlying internal controls and procedures over financial reporting, and the applicable rules and regulations.

Membership

The Committee must be composed of at least three (3) members of the Board, one (1) of whom shall be designated as the Chairperson, and at least one (1) of whom shall be designated as a “financial expert”, as required by the rules and regulations of the National Association of Securities Dealers (the “NASDAQ”).

Each member of the Committee must possess the necessary skills in finance or accounting as defined by the rules and regulations of the NASDAQ.

Membership on the Committee is governed by the applicable independence requirements of the NASDAQ.

Meetings and Procedures

The Committee will meet at least four (4) times each year, with additional meetings held as deemed necessary.

The Committee shall maintain written minutes or other records of its meetings and activities. Minutes of each meeting of the Committee shall be distributed to each member of the Committee. The Secretary of the Company shall retain the original signed minutes for filing with the corporate records of the Company.

The Chairperson of the Committee shall report to the Board following meetings of the Committee and as otherwise requested by the Board.

Responsibilities

The Committee shall carry out its responsibilities through its interactions and discussions with the Company’s management, internal auditors and independent auditors, as outlined below. The Committee may also engage independent counsel and other advisors, as it deems necessary.

The Committee shall be the party to whom the independent auditors report and to whom they are ultimately accountable in connection with their audit of the Company’s annual financial statements and related services. In this regard, the Committee has sole authority for the appointment, compensation, and oversight of the work of the independent auditors, and, where appropriate, for replacing the independent auditors. The Committee will review with the independent auditors any audit problems or difficulties with management.

The Committee will have full access to the Company’s books and records.

The Company will provide sufficient funding for the Committee to carry out its responsibilities.

In carrying out its responsibilities, the Committee shall be responsible for:

1.    Fostering an environment conducive to open and frank discussion among management, the internal auditors, the independent auditors, and the Committee members.

2.    Meeting periodically with management, the internal auditors and the independent auditors in separate executive sessions to discuss matters which the Committee members or these groups believe should be discussed privately.

3.    Providing feedback, at least annually, to the internal auditors and the independent auditors on their performance.

4.    Reviewing and discussing with the internal auditors their annual audit scope and plan, including any changes thereto.

5.    Discussing, at least annually, with the internal auditors significant findings resulting from their audits.

6.    Discussing at least annually with management, the internal auditors and the independent auditors the adequacy and effectiveness of the Company’s internal controls over financial reporting, disclosure controls and procedures, the integrity of its financial reporting processes, and the adequacy of its risk management programs and policies, including recommendations for any improvements in these areas.

7.    Reviewing with the independent auditors their:

A.	Audit scope and plan with respect to their audit of the Company’s annual financial statements and their reviews of the Company’s unaudited quarterly financial statements, including any changes thereto.

B.	As required by the rules and regulations of the Securities and Exchange Commission (the “SEC”), proposed audit, audit-related, tax, and other permitted non-audit fees, and approve such fees in advance of their performance of such services, as well as review and approve the actual amounts subsequently charged for such services. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals required by this paragraph, provided that such approvals are presented at a subsequent meeting of the Committee.

8.    Obtaining and reviewing, at least annually, a report from the independent auditors describing (i) the auditing firm’s internal quality control procedures, and (ii) any material issues raised by the auditing firm’s internal quality control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to the audit of the Company. The Committee will also review steps taken by the auditing firm to address findings in any of the foregoing reviews.

9.    Reviewing and discussing with management the Company’s financial results, including a draft of the earnings press releases, prior to issuing the Company’s quarterly and year-end earnings press releases.

10.    Reviewing and discussing with management and the independent auditors all significant matters related to the independent auditors’ review of the unaudited quarterly financial statements, prior to the Company issuing the quarterly earnings press releases.

11.    Prior to the Company filing the Annual Report on Form 10-K (the “Form 10-K”), including the Management Discussion and Analysis section, with the SEC:

A.	Review the Company’s audited annual financial statements included in the Form 10-K with management and the independent auditors.

B.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

C.	Discuss all relationships between the independent auditors and the Company, as disclosed in the written statement provided by the independent auditors in accordance with the requirements of Independence Standards Board Standard No. 1, as modified or supplemented, which may impact the independence of the independent auditors and take, or recommend that the Board take appropriate action, if needed, to oversee the independence of the independent auditors.

D.	Based on the results of the review and discussions in A, B, and C above, determine whether to recommend to the Board that such financial statements be included in the Form 10-K for filing with the SEC.

12.    Providing a report from the Committee to be included in the Company’s proxy statement related to the performance of certain of the Committee’s responsibilities, as required by the rules and regulations of the SEC.

13.    Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, as required by the rules and regulations of the SEC.

14.    Reviewing with the independent auditors, as required by the rules and regulations of the SEC:

A.	All critical accounting policies and practices used by the Company,

B.	All alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and

C.	Other material written communications between the independent auditors and management.

15.    Establishing policies for the hiring of employees or former employees of the independent auditors, as required by the rules and regulations of the SEC.

16.    Reviewing and approving all related party transactions.

17.    Reviewing and approving any material off-balance sheet arrangements or other material financial arrangements of the Company that do not appear on the financial statements of the Company.

The Committee shall conduct an annual evaluation of the effectiveness of the Committee.

The Committee shall review and reassess the Committee’s charter at least annually, and submit any recommended changes to the Board for its consideration.

Appendix II

AMGEN INC.

AMENDED AND RESTATED 1991 EQUITY INCENTIVE PLAN

1.      PURPOSE.

(a)    The purpose of the Amended and Restated 1991 Equity Incentive Plan as amended and restated in March 2003 (the “Plan”) is to provide a means by which employees or directors of and consultants to Amgen Inc., a Delaware corporation (the “Company”), and its Affiliates, as defined in paragraph 1(b), directly, or indirectly through Trusts, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) incentive stock options, (ii) nonqualified stock options, (iii) stock bonuses, and (iv) rights to purchase restricted stock, all as defined below. For purposes of the incentive stock option rules of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), the Plan is a new plan.

(b)    The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(c)    The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as directors or consultants to the Company, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d)    The Company intends that the rights issued under the Plan (“Stock Awards”) shall, in the discretion of the Board of Directors of the Company (the “Board”) or any committee to which responsibility for administration of the Plan has been delegated pursuant to paragraph 2(c), be either (i) stock options granted pursuant to Sections 5 or 6 hereof, including incentive stock options as that term is used in Section 422 of the Code (“Incentive Stock Options”), or options which do not qualify as Incentive Stock Options (“Nonqualified Stock Options”) (together hereinafter referred to as “Options”), or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof.

(e)    The word “Trust” as used in the Plan shall mean a trust created for the benefit of the employee, director or consultant, his or her spouse, or members of their immediate family. The word optionee shall mean the person to whom the option is granted or the employee, director or consultant for whose benefit the option is granted to a Trust, as the context shall require.

2.      ADMINISTRATION.

(a)    The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in paragraph 2(c).

(b)    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1)    To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonqualified Stock Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to purchase or receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person.

(2)    To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(3)    To amend the Plan as provided in Section 14.

(4)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c)    The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”). One or more of these members may be non-employee directors and outside directors, if required and as defined by the provisions of paragraphs 2(e) and 2(f). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (except amendment of Section 6 or the options granted thereunder shall only be by action taken by the Board or a committee of one or more members of the Board to which such authority has been specifically delegated by the Board), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding anything else in this paragraph 2(c) to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant or amend options to all employees, directors or consultants or any portion or class thereof.

(d)    Notwithstanding anything else in the Plan to the contrary, at any time the Board or the Committee may authorize by duly adopted resolution one or more Officers (as defined below) (each a “Delegated Officer”) to take the actions described in paragraph 2(b)(1) of the Plan with respect to Options only, subject to, and within the limitations of, the express provisions of the Plan; provided, however, that a Delegated Officer shall not have the power to (1) grant any Options to himself, any non-employee director, consultant, Trust, other Delegated Officer or Officer, (2) determine the time or times when a person shall be permitted to purchase stock pursuant to the exercise of an Option (i.e., vesting), (3) determine the exercise price of an Option, or (4) grant any Option to a parent corporation of the Company, as defined in Section 424(e) of the Code. The resolution authorizing a Delegated Officer to act as such shall specify the total number of shares of Common Stock that a Delegated Officer may grant with respect to Options. The exercise price (including any formula by which such price or prices may be determined) and the time or times when a person shall be permitted to purchase stock pursuant to the exercise of an Option shall, however, be set by the Board or the Committee and not by a Delegated Officer to the extent required by Delaware General Corporation Law Section 157 or any other applicable law. The term “Officer” shall include any natural person who is elected as a corporate officer of the Company by the Board.

(e)    The term “non-employee director” shall mean a member of the Board who (i) is not currently an officer of the Company or a parent or subsidiary of the Company (as defined in Rule 16a-1(f) promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or an employee of the Company or a parent or subsidiary of the Company; (ii) does not receive compensation from the Company or a parent or subsidiary of the Company for services rendered in any capacity other than as a member of the Board (including a consultant) in an amount required to be disclosed to the Company’s stockholders under Rule 404 of Regulation S-K promulgated by the Securities and Exchange Commission (“Rule 404”); (iii) does not possess an interest in any other transaction required to be disclosed under Rule 404; or (iv) is not engaged in a business relationship required to be disclosed under Rule 404, as all of these provisions are interpreted by the Securities and Exchange Commission under Rule 16b-3 promulgated under the Exchange Act.

(f)    The term “outside director,” as used in this Plan, shall mean an administrator of the Plan, whether a member of the Board or of any Committee to which responsibility for administration of the Plan has been delegated pursuant to paragraph 2(c), who is considered to be an “outside director” in accordance with the rules, regulations or interpretations of Section 162(m) of the Code.

(g)    Any requirement that an administrator of the Plan be a “non-employee director” or “outside director” shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.

3.      SHARES SUBJECT TO THE PLAN.

(a)    Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards granted under the Plan shall not exceed in the aggregate One Hundred Ninety-Two Million (192,000,000) shares of the Company’s $.0001 par value common stock (the “Common Stock”). If any Stock Award granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the Common Stock not purchased under such Stock Award shall again become available for the Plan. Shares repurchased by the Company pursuant to any repurchase rights reserved by the Company pursuant to the Plan shall not be available for subsequent issuance under the Plan.

(b)    The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(c)    An Incentive Stock Option may be granted to an eligible person under the Plan only if the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which incentive stock options (as defined by the Code) are exercisable for the first time by such optionee during any calendar year under all such plans of the Company and its Affiliates does not exceed one hundred thousand dollars ($100,000). If it is determined that an entire Option or any portion thereof does not qualify for treatment as an Incentive Stock Option by reason of exceeding such maximum, such Option or the applicable portion shall be considered a Nonqualified Stock Option.

4.      ELIGIBILITY.

(a)    Incentive Stock Options may be granted only to employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an employee of the Company or any Affiliate. Stock Awards other than Incentive Stock Options may be granted to employees (including officers) or directors of or consultants to the Company or any Affiliate or to Trusts of any such employee, director or consultant.

(b)    A director shall in no event be eligible for the benefits of the Plan (other than from a Director NQSO under Section 6 of the Plan) unless and until such director is expressly declared eligible to participate in the Plan by action of the Board or the Committee, and only if, at any time discretion is exercised by the Board or the Committee in the selection of a director as a person to whom Stock Awards may be granted, or in the determination of the number of shares which may be covered by Stock Awards granted to a director, the Plan complies with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. Notwithstanding the foregoing, the restrictions set forth in this paragraph 4(b) shall not apply if the Board or Committee expressly declares that such restrictions shall not apply.

(c)    No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred and ten percent (110%) of the fair market value of the Common Stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

(d)    Stock Awards shall be limited to a maximum of 2,000,000 shares of Common Stock per person per calendar year.

5.      TERMS OF DISCRETIONARY STOCK OPTIONS.

An option granted pursuant to this Section 5 (a “Discretionary Stock Option”) shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)    No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)    The exercise price of each Incentive Stock Option and each Nonqualified Stock Option shall be not less than one hundred percent (100%) of the fair market value of the Common Stock subject to the Option on the date the Option is granted.

(c)    The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash at the time the Option is exercised; or (ii) at the discretion of the Board or the Committee, either at the time of grant or exercise of the Option (A) by delivery to the Company of shares of Common Stock that have been held for the period required to avoid a charge to the Company’s reported earnings and valued at the fair market value on the date of exercise, (B) according to a deferred payment or other arrangement with the person to whom the Option is granted or to whom the Option is transferred pursuant to paragraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion; including but not limited to payment of the purchase price pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or a check) by the Company before Common Stock is issued or the receipt of irrevocable instruction to pay the aggregate exercise price to the Company from the sales proceeds before Common Stock is issued.

In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at not less than the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(d)    An Option granted to a natural person shall be exercisable during the lifetime of such person only by such person, provided that such person during such person’s lifetime may designate a Trust to be such person’s beneficiary with respect to any Incentive Stock Options granted after February 25, 1992 and with respect to any Nonqualified Stock Options, and such beneficiary shall, after the death of the person to whom the Option was granted, have all the rights that such person has while living, including the right to exercise the Option. In the absence of such designation, after the death of the person to whom the Option is granted, the Option shall be exercisable by the person or persons to whom the optionee’s rights under such Option pass by will or by the laws of descent and distribution.

(e)    The total number of shares of Common Stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this paragraph 5(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(f)    The Company may require any optionee, or any person to whom an Option is transferred under paragraph 5(d), as a condition of exercising any such Option: (i) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative who has such knowledge and experience in financial and business matters, and that such person is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Common Stock subject to the Option for such person’s own account and not with any present intention of selling or otherwise distributing the Common Stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if: (x) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities law.

(g)    An Option shall terminate three (3) months after termination of the optionee’s employment or relationship as a consultant or director with the Company or an Affiliate, unless: (i) such termination is due to the optionee’s permanent and total disability, within the meaning of Section 422(c)(6) of the Code and with such permanent and total disability being certified by the Social Security Administration prior to such termination, in which case the Option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a consultant or director; (ii) the optionee dies while in the employ of or while serving as a consultant or director to the Company or an Affiliate, or within not more than three (3) months after termination of such employment or relationship as a consultant or director, in which case the Option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee’s rights under such Option pass by will or by the laws of descent and distribution; or (iii) the Option by its term specifies either (A) that it shall terminate sooner than three (3) months after termination of the optionee’s employment or relationship as a consultant or director with the Company or an Affiliate; or (B) that it may be exercised more than three (3) months after termination of the optionee’s employment or relationship as a consultant or director with the Company or an Affiliate. This paragraph 5(g) shall not be construed to extend the term of any Option or to permit anyone to exercise the Option after expiration of its term, nor shall it be construed to increase the number of shares as to which any Option is exercisable from the amount exercisable on the date of termination of the optionee’s employment or relationship as a consultant or director.

(h)    The Option may, but need not, include a provision whereby the optionee may elect at any time during the term of the optionee’s employment or relationship as a consultant or director with the Company or any Affiliate to exercise the Option as to any part or all of the shares subject to the Option prior to the stated vesting dates of the Option. Any shares so purchased from any unvested installment or Option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

(i)    To the extent provided by the terms of an Option, each optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold from the shares of the Common Stock otherwise issuable to the optionee as a result of the exercise of the Option a number of shares having a fair market value less than or equal to the amount of the Company’s required minimum statutory withholding; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock having a fair market value less than or equal to the amount of the Company’s required minimum statutory withholding.

(j)    Without in any way limiting the authority of the Board or Committee to make or not to make grants of Discretionary Stock Options under this Section 5, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option agreement a provision entitling the optionee to a further Option (a “Re-Load Option”) in the event the optionee exercises the Option evidenced by the Option agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the fair market value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option or, in the case of a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% stockholder (as defined in paragraph 4(c)), shall have an exercise price which is equal to one hundred and ten percent (110%) of the fair market value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option.

Any such Re-Load Option may be an Incentive Stock Option or a Nonqualified Stock Option, as the Board or Committee may designate at the time of the grant of the original Option, provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in paragraph 3(c) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Option on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under paragraph 3(a) and shall be subject to such other terms and conditions as the Board or Committee may determine.

6.      TERMS OF NON-DISCRETIONARY OPTIONS

(a)    On January 27 of each year, each person who is at that time an Eligible Director of the Company, (as defined in paragraph 6(k)), shall automatically be granted under the Plan, without further action by the Company, the Board, or the Company’s stockholders, a Nonqualified Stock Option (a “Director NQSO”) to purchase sixteen thousand (16,000) shares of Common Stock on the terms and conditions set forth herein. An Eligible Director may designate that such Director NQSO be granted in the name of a Trust instead of in the name of such Eligible Director. The Director NQSO shall be on the terms and conditions set forth herein and should the date of grant set forth above be a Saturday, Sunday or legal holiday, such grant shall be made on the next business day.

(b)    Each person who becomes an Eligible Director, shall, upon the date such person first becomes an Eligible Director, automatically be granted under the Plan, without further action by the Company, the Board, or the Company’s stockholders, a Director NQSO to purchase sixty thousand (60,000) shares of Common Stock on the terms and conditions set forth herein. An Eligible Director may designate that such Director NQSO be granted in the name of a Trust instead of in the name of such Eligible Director. The Director NQSO shall be on the terms and conditions set forth herein and should the date of grant set forth above be a Saturday, Sunday or legal holiday, such grant shall be made on the next business day.

(c)    Each Director NQSO granted pursuant to this Section 6 (or any Director Re-Load Option granted pursuant to paragraph 6(j)) shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate Director NQSO’s need not be identical, but each Director NQSO shall include (through incorporation of provisions hereof by reference in the Director NQSO or otherwise) the substance of each of the following provisions as set forth in paragraphs 6(d) through 6(j), inclusive.

(d)    The term of each Director NQSO shall be ten (10) years from the date it was granted.

(e)    The exercise price of each Director NQSO shall be one hundred percent (100%) of the fair market value of the Common Stock subject to such Director NQSO on the date such Director NQSO is granted.

(f)    The purchase price of Common Stock acquired pursuant to a Director NQSO shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Director NQSO is exercised; (ii) by delivery to the Company of shares of Common Stock that have been held for the period required to avoid a charge to the Company’s reported earnings and valued at their fair market value on the date of exercise; or (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or a check) by the Company before Common Stock is issued or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds before Common Stock is issued.

(g)    A Director NQSO shall be exercisable during the lifetime of the Eligible Director with respect to whom it was granted only by the person to whom it was granted (whether the Eligible Director or a Trust), provided that such person during the Eligible Director’s lifetime may designate a Trust to be a beneficiary with respect to the Director NQSO, and such beneficiary shall, after the death of the Eligible Director to whom the Director NQSO was granted, have all of the rights designated for such beneficiary. In the absence of such designation, after the death of the Eligible Director with respect to whom the Director NQSO was granted, if such Director NQSO was granted to the Eligible Director, the Director NQSO shall be exercisable by the person or persons to whom the optionee’s rights under such option pass by will or by the laws of descent and distribution.

(h)    A Director NQSO shall not vest with respect to an Eligible Director, or the affiliate of such Eligible Director, as the case may be, (i) unless the Eligible Director, has, at the date of grant, provided three (3) years of prior continuous service as an Eligible Director, or (ii) until the date upon which such Eligible Director has provided one year of continuous service as an Eligible Director following the date of grant of such Director NQSO, whereupon such Director NQSO shall become fully vested and exercisable in accordance with its terms.

(i)    The Company may require any optionee under this Section 6, or any person to whom a Director NQSO is transferred under paragraph 6(g), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative who has such knowledge and experience in financial and business matters, and that such person is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Director NQSO; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Common Stock subject to the Director NQSO for such person’s own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Director NQSO has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

(j)    Subject to the last sentence of this paragraph 6(j), each Director NQSO shall include a provision entitling the optionee to a further Nonqualified Stock Option (a “Director Re-Load Option”) in the event the optionee exercises the Director NQSO evidenced by the Director NQSO grant, in whole or in part, by surrendering other shares of Common Stock in accordance with the Plan and the terms of the Director NQSO grant. Any such Director Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of the original Director NQSO; (ii) shall have an expiration date which is the same as the expiration date of the original Director NQSO; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the fair market value of the Common Stock subject to the Director Re-Load Option on the date of exercise of the original Director NQSO. Any such Director Re-Load Option shall be subject to the availability of sufficient shares under paragraph 3(a). There shall be no Director Re-Load Option on a Director Re-Load Option. Notwithstanding anything else in the Plan to the contrary, this paragraph 6(j) shall be of no force and effect from and after June 23, 1998.

(k)    For purposes of this Section 6, the term “Eligible Director” shall mean a member of the Board who is not an employee of the Company or any Affiliate, and the term “affiliate” shall mean a person that directly or indirectly controls, is controlled by, or is under common control with, the Eligible Director.

7.      TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

(a)    The purchase price under each stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

(b)    No rights under a stock bonus or restricted stock purchase agreement shall be assignable by any participant under the Plan, either voluntarily or by operation of law, except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

(c)    The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the Common Stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion; including but not limited to payment of the purchase price pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or a check) by the Company before Common Stock is issued or the receipt of irrevocable instruction to pay the aggregate exercise price of the Company from the sales proceeds before Common Stock is issued. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award Common Stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

(d)    Shares of Common Stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

(e)    In the event a person ceases to be an employee of or ceases to serve as a director or consultant to the Company or an Affiliate, the Company may repurchase or otherwise reacquire any or all of the shares of

Common Stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

(f)    To the extent provided by the terms of stock bonus or restricted stock purchase agreement, a participant may satisfy any federal, state or local tax withholding obligation relating to the lapsing of a repurchase option in favor of the Company or vesting of a stock bonus or a restricted stock award by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold from the shares of the Common Stock otherwise deliverable to a participant as a result of the lapsing of a repurchase option in favor of the Company or the vesting of a stock bonus or a restricted stock award a number of shares having a fair market value less than or equal to the amount of the Company’s required minimum statutory withholding; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock having a fair market value less than or equal to the amount of the Company’s required minimum statutory withholding.

8.      COVENANTS OF THE COMPANY.

(a)    During the terms of the Stock Awards granted under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards up to the number of shares of Common Stock authorized under the Plan.

(b)    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock under the Stock Awards granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award granted under the Plan or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.      USE OF PROCEEDS FROM COMMON STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards granted under the Plan shall constitute general funds of the Company.

10.    MISCELLANEOUS.

(a)    The Board or Committee shall have the power to accelerate the time during which a Stock Award may be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time during which it may be exercised or the time during which it will vest. Each Discretionary Stock Option providing for vesting pursuant to paragraph 5(e) shall also provide that if the employee’s employment or a director’s or consultant’s affiliation with the Company or an Affiliate of the Company is terminated by reason of death or disability (within the meaning of Title II or XVI of the Social

Security Act or comparable statute applicable to an Affiliate and with such permanent and total disability certified by (i) the Social Security Administration, (ii) the comparable governmental authority applicable to an Affiliate, (iii) such other body having the relevant decision-making power applicable to an Affiliate or (iv) an independent medical advisor appointed by the Company, as applicable, prior to such termination), then the vesting schedule of Discretionary Stock Options granted to such employee, director or consultant or to the Trusts of such employee, director or consultant shall be accelerated by twelve months for each full year the employee has been employed by or the director or consultant has been affiliated with the Company and/or an Affiliate of the Company.

(b)    Neither an optionee nor any person to whom an Option is transferred under the provisions of the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

(c)    Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any eligible employee, consultant, director, optionee or holder of Stock Awards under the Plan any right to continue in the employ of the Company or any Affiliate or to continue acting as a consultant or director or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship or directorship of any eligible employee, consultant, director, optionee or holder of Stock Awards under the Plan with or without cause. In the event that a holder of Stock Awards under the Plan is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment or relationship as consultant or director for purposes hereof, and (ii) suspend or otherwise delay the time or times at which exercisability or vesting would otherwise occur with respect to any outstanding Stock Awards under the Plan.

(d)    Notwithstanding any provision of the Plan to the contrary, the Board or the Committee shall have the power to condition the grant or vesting of stock bonuses and rights to purchase restricted stock under the Plan upon the attainment of performance goals, determined by the Board or the Committee in their respective sole discretion, with respect to any one or more of the following business criteria with respect to the Company, any Affiliate, any division, any operating unit or any product line: (i) return on capital, assets or equity, (ii) sales or revenue, (iii) net income, (iv) cash flow, (v) earnings per share, (vi) adjusted earnings or adjusted net income as defined below, (vii) working capital, (vii) total shareholder return, (ix) economic value or (x) product development, research, in-licensing, out-licensing, litigation, human resources, information services, manufacturing, manufacturing capacity, production, inventory, site development, plant, building or facility development, government relations, product market share, mergers, acquisitions or sales of assets or subsidiaries. “Adjusted net income” and “adjusted earnings” shall mean net income or earnings, as the case may be, for the relevant performance period computed in accordance with accounting principles generally accepted in the U.S. which may be adjusted by the Committee, as specified in writing, for such performance period, at the time a performance goal is established for the performance period, for the following: (a) any item of significant gain or loss for the performance period determined to be related to a change in accounting principle as reflected in the Company’s audited consolidated financial statements, (b) amortization expenses associated with acquired intangible assets, (c) expenses associated with acquired in-process research and development and (d) any other items of significant income or expense which are determined to be appropriate adjustments and are specified in writing by the Committee at the time the goal is established for the performance period. With respect to any stock bonuses or rights to purchase restricted stock granted to persons who are or who may be “covered employees” within the meaning of Section 162(m) of the Code, the Board or the Committee shall have the power to grant such awards upon terms and conditions that qualify such awards as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. Stock bonuses and rights to purchase restricted stock made in accordance with this paragraph 10(d) shall contain the terms and conditions of Section 7 above.

11.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding Stock Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan, the maximum number of shares which may be granted to a participant in a calendar year, the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards, and the number of shares of Common Stock to be granted as provided for in paragraphs 6(a) and 6(b). Such adjustment shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration”.)

12.    CHANGE OF CONTROL.

(a)    Notwithstanding anything to the contrary in this Plan, in the event of a Change in Control (as hereinafter defined), then, to the extent permitted by applicable law: (i) the time during which Stock Awards become vested shall automatically be accelerated so that the unvested portions of all Stock Awards shall be vested prior to the Change in Control and (ii) the time during which the Options may be exercised shall automatically be accelerated to prior to the Change in Control. Upon and following the acceleration of the vesting and exercise periods, at the election of the holder of the Stock Award, the Stock Award may be: (x) exercised (with respect to Options) or, if the surviving or acquiring corporation agrees to assume the Stock Awards or substitute similar stock awards, (y) assumed; or (z) replaced with substitute stock awards. Options not exercised, substituted or assumed prior to or upon the Change in Control shall be terminated.

(b)    For purposes of the Plan, a “Change of Control” shall be deemed to have occurred at any of the following times:

(i)    upon the acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its affiliates, or any employee benefit plan of the Company or its affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii)    at the time individuals who, as of April 2, 1991, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to April 2, 1991, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

(iii)    immediately prior to the consummation by the Company of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities) or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company; or

(iv)    the occurrence of any other event which the Incumbent Board in its sole discretion determines constitutes a Change of Control.

13.    QUALIFIED DOMESTIC RELATIONS ORDERS

(a)    Anything in the Plan to the contrary notwithstanding, rights under Stock Awards may be assigned to an Alternate Payee to the extent that a QDRO so provides. (The terms “Alternate Payee” and “QDRO” are defined in paragraph 13(c) below.) The assignment of a Stock Award to an Alternate Payee pursuant to a QDRO shall not be treated as having caused a new grant. The transfer of an Incentive Stock Option to an Alternate Payee may, however, cause it to fail to qualify as an Incentive Stock Option. If a Stock Award is assigned to an Alternate Payee, the Alternate Payee generally has the same rights as the grantee under the terms of the Plan; provided however, that (i) the Stock Award shall be subject to the same vesting terms and exercise period as if the Stock Award were still held by the grantee, (ii) an Alternate Payee may not transfer a Stock Award and (iii) an Alternate Payee is ineligible for Re-Load Options described at paragraph 5(j) or Director Re-Load Options described at paragraph 6(j).

(b)    In the event of the Plan administrator’s receipt of a domestic relations order or other notice of adverse claim by an Alternate Payee of a grantee of a Stock Award, transfer of the proceeds of the exercise of such Stock Award, whether in the form of cash, stock or other property, may be suspended. Such proceeds shall thereafter be transferred pursuant to the terms of a QDRO or other agreement between the grantee and Alternate Payee. A grantee’s ability to exercise a Stock Award may be barred if the Plan administrator receives a court order directing the Plan administrator not to permit exercise.

(c)    The word “QDRO” as used in the Plan shall mean a court order (i) that creates or recognizes the right of the spouse, former spouse or child (an “Alternate Payee”) of an individual who is granted a Stock Award to an interest in such Stock Award relating to marital property rights or support obligations and (ii) that the administrator of the Plan determines would be a “qualified domestic relations order,” as that term is defined in section 414(p) of the Code and section 206(d) of the Employee Retirement Income Security Act (“ERISA”), but for the fact that the Plan is not a plan described in section 3(3) of ERISA.

14.    AMENDMENT OF THE PLAN

(a)    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in the Common Stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i)    increase the number of shares reserved for Stock Awards under the Plan;

(ii)    modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code); or

(iii)    modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code.

(b)    The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation to certain executive officers.

(c)    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee Incentive Stock Options and/or to bring the Plan and/or Options granted under it into compliance therewith.

(d)    Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan, unless: (i) the Company requests the consent of the person to whom the Stock Award was granted; and (ii) such person consents in writing.

15.    TERMINATION OR SUSPENSION OF THE PLAN.

(a)    The Board may suspend or terminate the Plan at any time. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated. No Incentive Stock Options may be granted under the Plan after February 22, 2009.

(b)    Rights and obligations under any Stock Awards granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

16.    EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board.

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, CA 91320-1799

Printed on recycled paper	© 2003 Amgen Inc. All Rights Reserved. P50206-5 800 M/4-01

BUSINESS REPLY MAIL FIRST-CLASS MAIL PERMIT NO. 67 THOUSANDS OAKS, CA POSTAGE WILL BE PAID BY ADDRESSEE	NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

M/S 38-3-B

CORPORATE COMMUNICATIONS

AMGEN INC

ONE AMGEN CENTER DR

THOUSAND OAKS CA 91320-9905

Only Amgen stockholders with admittance tickets will be admitted to the Annual Meeting of Stockholders. If you come to the meeting and do not have an admission ticket, you will be admitted only upon presentation of proper identification and evidence of stock ownership.

☐	Please send me two (2) admittance tickets for the Amgen Inc. Annual Meeting of Stockholders to be held on Thursday, May 15, 2003 in Broomfield, Colorado.

Name                                                             (Please print)

Address

( )

City	State	Zip	Telephone No.

YOU DO NOT NEED TO RETURN THIS CARD IF YOU DO NOT PLAN TO ATTEND

THE ANNUAL MEETING OF STOCKHOLDERS.

                                   AMGEN INC.

              One Amgen Center Drive, Thousand Oaks, CA 91320-1799
                     Proxy Solicited by Board of Directors
             For the Annual Meeting of Stockholders - May 15, 2003

Kevin W. Sharer, Richard D. Nanula and Steven M. Odre (the "Proxy Holders"), or
any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the Annual Meeting of Stockholders of Amgen Inc., to be held at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado
80021, at 10:30 A.M. local time, on Thursday, May 15, 2003, and at any continuation, postponement or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE
REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. PLEASE MARK, SIGN AND DATE THE
REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE.

    PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

                       ANNUAL MEETING OF STOCKHOLDERS OF

                                   AMGEN INC.

                                  May 15, 2003

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

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  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
               "FOR" PROPOSALS 2 AND 3 AND "AGAINST" PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                   VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

1.   To elect four directors for a three year term expiring at the Annual
     Meeting of Stockholders in 2006.

                                NOMINEES
[_] FOR ALL NOMINEES            Mr. Frederick W. Gluck
                                Mr. Franklin P. Johnson, Jr.
[_] WITHHOLD AUTHORITY          Admiral J. Paul Reason, USN (Retired)
    FOR ALL NOMINEES            Dr. Donald B. Rice

[_] FOR ALL EXCEPT
    (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
-------------
"FOR ALL EXCEPT" and write the nominee name(s) below:

           ----------------------------------------------------------

           ----------------------------------------------------------

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--------------------------------------------------------------------------------
To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note     [_]
that changes to the registered name(s) on the account may not be submitted via this method.
--------------------------------------------------------------------------------

                                                             FOR AGAINST ABSTAIN
2. To approve an amendment to the Company's Amended and      [_]   [_]     [_]
   Restated 1991 Equity Incentive Plan:
3. To ratify the selection of Ernst & Young LLP as           [_]   [_]     [_]
   independent auditors of the Company for the year ending
   December 31, 2003:
4. To approve the stockholder proposal, if properly          [_]   [_]     [_]
   presented at the meeting:

In their discretion, the Proxy Holders are authorized to vote upon such other matters as may properly come before the Annual Meeting of Stockholders and at any continuation, postponement or adjournment thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the
Company or the Board of Directors at the Annual Meeting of Stockholders.

This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named nominees, FOR proposals 2 and 3 and
AGAINST proposal 4. The Board of Directors recommends a vote FOR election of the nominees for director, FOR proposals 2 and 3 and AGAINST proposal 4.

As of the date hereof, the undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders to be held May 15, 2003, the proxy statement and the 2002 Annual Report of the Company.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder                                 Date:
                         ------------------------------        ----------------

Signature of Stockholder                                 Date:
                         ------------------------------        ----------------

Note: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign.
      Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person, stating title.